UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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    Preliminary Proxy Statement

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    Definitive Proxy Statement

    Definitive Additional Materials

    Soliciting Material Pursuant to § 240.14a-12

CRANE CO.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CRANE CO. 100 FIRST STAMFORD PLACE STAMFORD, CONNECTICUT 06902

March 9, 2007

DEAR CRANE CO. SHAREHOLDER:

Crane Co. cordially invites you to attend the Annual Meeting of the Shareholders of Crane Co., at 10:00 a.m. Eastern Daylight Time on Monday, April 23, 2007 in the Elm Meeting Room in The Westin Stamford, One First Stamford Place, Stamford, Connecticut.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting. Management will report on current operations, and there will be an opportunity for discussion of Crane Co. and its activities. Our 2006 Annual Report accompanies this Proxy Statement.

It is important that your shares be represented at the meeting regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed proxy card, or by using the internet address or the toll-free telephone number on the proxy card.

Sincerely,
R.S. EVANS Chairman of the Board

CRANE CO.
100 FIRST STAMFORD PLACE
STAMFORD, CONNECTICUT 06902

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
APRIL 23, 2007

March 9, 2007

To the Shareholders of Crane Co.:

THE ANNUAL MEETING OF THE SHAREHOLDERS OF CRANE CO. will be held in the Elm Meeting Room in The Westin Stamford, One First Stamford Place, Stamford, Connecticut on Monday, April 23, 2007 at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect four directors to serve for three-year terms until the Annual Meeting of Shareholders in 2010, and one director to serve for a one-year term until the Annual Meeting in 2008;

2.	To consider and vote on a proposal to approve the selection of Deloitte & Touche LLP as independent auditors for Crane Co. for 2007;

3.	To consider and vote on a proposal to approve the 2007 Stock Incentive Plan;

4.	To consider and vote on a proposal to approve the 2007 Non-Employee Director Compensation Plan;

5.	To consider and vote on a proposal submitted by a shareholder concerning adoption of the MacBride Principles in reference to the operations of a Crane Co. subsidiary in Northern Ireland; and

6.	To conduct any other business that properly comes before the meeting, in connection with the foregoing or otherwise.

The Board of Directors has fixed the close of business on February 28, 2007 as the record date for the meeting; shareholders at that date and time are entitled to notice of and to vote at the meeting or any adjournment. A complete list of shareholders as of the record date will be open to the examination of any shareholder during regular business hours at the offices of Crane Co., 100 First Stamford Place, Stamford, Connecticut, for ten days before the meeting.

In order to assure a quorum, it is important that shareholders who do not expect to attend the meeting in person fill in, sign, date and return the enclosed proxy in the accompanying envelope, or use the internet address or the toll-free telephone number on the enclosed proxy card.

By Order of the Board of Directors,
AUGUSTUS I. DUPONT Secretary

IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE WRITE FOR YOUR ADMISSION CARD TO THE CORPORATE SECRETARY, CRANE CO., 100 FIRST STAMFORD PLACE, STAMFORD, CONNECTICUT 06902.

CRANE CO.
100 FIRST STAMFORD PLACE STAMFORD, CONNECTICUT 06902

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
APRIL 23, 2007

The Board of Directors of Crane Co. asks you to complete and return the enclosed proxy for use at the Annual Meeting of Shareholders to be held in the Elm Meeting Room in The Westin Stamford, One First Stamford Place, Stamford, Connecticut, on Monday, April 23, 2007, at 10:00 a.m., Eastern Daylight Time, or at any adjournment of the meeting.

This Proxy Statement and enclosed form of proxy are first being sent to shareholders on or about March 9, 2007.

The enclosed proxy, if properly executed, received by the Secretary prior to the meeting, and not revoked, will be voted in accordance with the directions indicated on the proxy. If no directions are indicated, the proxy will be voted for each nominee named in this Proxy Statement for election as a director, for the proposal to approve the selection of Deloitte & Touche LLP as our independent auditors for 2007, for the proposals to approve the 2007 Stock Incentive Plan and the 2007 Non-Employee Director Compensation Plan, and against the shareholder proposal concerning the MacBride Principles. If any other matter is presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted in accordance with the discretion of the person or persons named in the proxy.

A shareholder may revoke a proxy at any time before the vote is taken, either by written notice to the Corporate Secretary, by submitting a new proxy, or by casting a vote in person at the meeting.

As an alternative to using the written form of proxy, shareholders of record may vote by using the toll-free number listed on the enclosed proxy card, proving their identity by using the Personal Identification Number shown on the card. Alternatively, shareholders of record may give voting instructions at the website www.eproxyvote.com/cr. Both procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Counsel has advised us that these procedures are consistent with the requirements of applicable law. The enclosed proxy card includes specific instructions to be followed by any shareholder of record interested in voting by telephone or on the internet.

Outstanding Shares and Required Votes.    As of the close of business on February 28, 2007, the record date for determining shareholders entitled to vote at the Annual Meeting, Crane Co. had issued and outstanding 60,140,373 shares of common stock, par value $1.00 per share. Each share of Crane Co. common stock is entitled to one vote at the meeting. Four directors of one class, and one director of another class, will be elected by a plurality vote of the holders of shares present in person or represented by proxy and entitled to vote at the meeting. The approval of auditors, of the two compensation plans and of the shareholder proposal require the affirmative vote of a majority of the votes cast by the holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting. Shareholders may abstain from voting on all proposals expected to be brought before the meeting other than the election of directors.

Under the rules of the New York Stock Exchange, Inc. (the ‘‘NYSE’’), brokers holding shares for customers have authority to vote on certain matters even if they have not received instructions from the beneficial owners, but do not have such authority as to certain other matters (‘‘broker non-votes’’). The NYSE has advised us that member firms of the NYSE may vote without specific instructions from beneficial owners on the election of directors and the approval of auditors.

With regard to the election of directors, votes may be cast in favor or withheld, and the four persons receiving the highest number of votes for terms ending 2010, and the one person receiving the highest number of votes for a term ending 2008, will be elected as directors. As to the approval of auditors, approval of the compensation plans and the shareholder proposal, abstaining from voting will have the same effect as a negative vote. Broker non-votes do not count as votes cast for or against the proposal, and therefore will not affect the outcome of the voting at the meeting.

ELECTION OF DIRECTORS

The Board of Directors currently consists of thirteen members divided into three classes. Mr. Jean Gaulin, a Crane Co. director from 1995 to 1999 and from 2001 to the present, has chosen to retire as of the date of the 2007 Annual Meeting. He is currently a member of the class of directors whose terms expire at the 2008 Annual Meeting.

At the Annual Meeting, Ms. Karen E. Dykstra, Mr. Richard S. Forté, Mr. William E. Lipner and Mr. James L. L. Tullis are nominated for election by shareholders to hold office for three-year terms until the Annual Meeting in 2010 and until their successors are elected and qualified, and Mr. Philip R. Lochner, Jr., who was elected as a director by the Board of Directors effective December 4, 2006, is nominated for election by shareholders for a term until the Annual Meeting in 2008 and until his successor is elected and qualified.

The Nominating and Governance Committee has proposed, and the Board of Directors recommends, that each of the five nominees named in the following table (all of whom are current members of the Board) be elected to the Board. The enclosed proxy will be voted for each nominee unless it is marked to show an intention to withhold the vote.

If, before the meeting, any nominee becomes unavailable for election as a director, the persons named in the enclosed form of proxy will vote for whichever nominee, if any, the Board of Directors recommends, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

Shown below for each of the nominees for election and for each of those directors whose terms will continue are the individual’s age, position with Crane Co. if any, period of service as a Crane Co. director, business experience during at least the past five years and directorships in other public companies. Holdings of Crane Co. stock as of February 28, 2007, are also shown, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, which includes stock options exercisable within 60 days. No director except Mr. E. C. Fast beneficially owns more than 1% of the outstanding shares of Common Stock. For more information on shareholdings of directors and officers, please see Beneficial Ownership of Common Stock by Directors and Management, page 10.

Common Shares Beneficially Owned
Nominees to Be Elected For Terms to Expire in 2010
KAREN E. DYKSTRA	11,290
Age 48; Director since 2004. Partner, Plainfield Asset Management LLC, Greenwich, CT (a registered investment advisor) since January 2007, and Chief Operating Officer and Chief Financial Officer of Plainfield Direct LLC, Greenwich, CT (a direct lending and investment business of Plainfield Asset Management LLC) since May 2006. Chief Financial Officer of Automatic Data Processing, Inc. (‘‘ADP’’), Roseland, NJ (provider of computerized transaction processing, data communications and information services) from January 2003 to May 2006. Vice President-Finance of ADP from July 2001 to January 2003. Corporate Controller of ADP from October 1998 to July 2001.
RICHARD S. FORTÉ	47,034
Age 62; Director since 1983. Retired. Chairman, Forté Cashmere Company, South Natick, MA (importer and manufacturer) from January 2002 to April 2004. President, Dawson Forté Cashmere Company (importer) from 1997 to 2001. Other directorships: Huttig Building Products, Inc.

Common Shares Beneficially Owned
WILLIAM E. LIPNER	21,892
Age 59; Director since 1999. Chairman and CEO, Insight Express, Inc., Stamford, CT (online marketing research services) since April 2005. Executive Vice Chairman, Taylor Nelson Sofres PLC, London, England (market research services) from July 2003 to March 2004. Chairman and Chief Executive Officer, NFO WorldGroup, Inc., Greenwich, CT (marketing information research services worldwide) from 1982 to March 2004.
JAMES L. L. TULLIS	20,609
Age 59; Director since 1998. Chief Executive Officer, Tullis-Dickerson & Co., Inc., Greenwich, CT (venture capital investments in the health care industry) since 1986. Other directorships: Viacell, Inc.; Lord Abbett & Co. Mutual Funds (42 funds).
Nominee to be Elected for a term to Expire in 2008
PHILIP R. LOCHNER, Jr.	350
Age 64; Director since December 2006. Director of public companies. Retired Senior Vice President and Chief Administrative Officer, Time Warner, Inc. (media and entertainment) from 1991 to 1998. A commissioner of the Securities and Exchange Commission from 1990 to 1991. Other directorships: Apria Healthcare Group, Inc.; CLARCOR Inc.; CMS Energy Corporation; Monster Worldwide Inc.
Directors Whose Terms Expire in 2009
DONALD G. COOK	3,428
Age 60; Director since August 2005. General, United States Air Force (Retired). Commander, Air Education and Training Command, Randolph Air Force Base, San Antonio, TX from December 2001 to August 2005. Vice Commander, Air Combat Command, Langley Air Force Base, Hampton, VA from June 2000 to December 2001. Vice Commander, Air Force Space Command, Peterson Air Force Base, Colorado Springs, CO from July 1999 to June 2000. Other directorships: Burlington Northern Santa Fe Corporation; USAA Federal Savings Bank.
R. S. EVANS	516,515
Age 62; Director since 1979. Chairman of the Board of Crane Co. since April 2001. Chairman and Chief Executive Officer of Crane Co. from 1984 to 2001. Other directorships: HBD Industries, Inc; Huttig Building Products, Inc.
ERIC C. FAST	1,629,709
Age 57; Director since 1999. President and Chief Executive Officer of Crane Co. since April 2001. President and Chief Operating Officer of Crane Co. from September 1999 to April 2001. Other directorships: Convergys Corporation; National Integrity Life Insurance.
DORSEY R. GARDNER	46,908
Age 64; Director from 1982 to 1986 and since 1989. President, Kelso Management Company, Inc., Boston, MA (investment management). Other directorships: Huttig Building Products, Inc.; Thomas Group, Inc.

Common Shares Beneficially Owned
Directors Whose Terms Expire in 2008
E. THAYER BIGELOW	65,126
Age 65; Director since 1984. Managing Director, Bigelow Media, New York, NY (advisor to media and entertainment companies) since September 2000 and Senior Advisor, Time Warner Inc., New York, NY (media and entertainment) since October 1998. Other directorships: Huttig Building Products, Inc.; Lord Abbett & Co. Mutual Funds (42 funds).
RONALD F. MCKENNA	5,217
Age 66; Director since January 2006. Retired December 2005 as Chairman, and December 2004 as President and Chief Executive Officer, of Hamilton Sundstrand Corporation, a subsidiary of United Technologies Corporation, Hartford, CT (high technology products and services for building and aerospace industries). President and Chief Executive Officer of Hamilton Sundstrand from 1999 through December 2004. Other directorships: Advanced Power Technology, Inc.; Environmental Systems Products Holdings, Inc.
CHARLES J. QUEENAN, JR.	25,636
Age 76; Director since 1986. Senior Counsel (retired) since 1995, and prior thereto Partner, Kirkpatrick & Lockhart Preston Gates Ellis LLP, Pittsburgh, PA (attorneys at law).

Corporate Governance Matters

The Board of Directors has adopted Corporate Governance Guidelines which reflect the Board’s commitment to monitor the effectiveness of policy and decision-making both at the Board and management level, with a view to enhancing long-term stockholder value. The Corporate Governance Guidelines are available on our website at www.craneco.com/investors/governance.cfm. Copies are also available in print upon request to the Corporate Secretary at 100 First Stamford Place, Stamford, CT 06902.

Conflicts of Interest; Transactions with Related Persons.    Crane Co. has established a Conflict of Interest Policy, CP-103, to which all directors, officers and salaried employees are subject. Those subject to the policy are required to disclose to the General Counsel in writing each outside relationship, activity and interest that creates a potential conflict of interest, including prior disclosure of transactions with third parties. All directors, executive officers and other key employees are required to certify in writing each year whether they are personally in compliance with CP-103 and whether they have knowledge of any other person’s failure to comply. In addition, each director and executive officer is required to complete an annual questionnaire which calls for disclosure of any transactions above a stated threshold in which Crane Co. or a Crane Co. affiliate is or is to be a participant on the one hand, and in which the director or officer or any member of his family has a direct or indirect material interest on the other. The Board of Directors is of the opinion that these procedures in the aggregate are sufficient to allow for the review, approval or ratification of any ‘‘Transactions with Related Persons’’ that would be required to be disclosed under applicable SEC rules.

Attendance.    The Board of Directors met eight times during 2006. Each director attended over 85% of the Board and Committee meetings held in the period during which he or she was a director and Committee member. In addition, it is Crane Co.’s policy that each of our directors attend the Annual Meeting; all directors were in attendance at the 2006 Annual Meeting.

Executive Sessions of Non-Management Directors.    Four of the meetings of the Board during 2006 included executive sessions without management present, presided over by R. S. Evans, Chairman of the Board. Crane’s Corporate Governance Guidelines require our non-management directors to meet in executive session without management on a regularly scheduled basis, but not less than two times a year. The Chairman of the Board presides at executive sessions, unless he is a member of management, in which case the presiding person at executive sessions rotates on an annual basis among the chairmen of the Nominating and Governance Committee, the Audit Committee and the Management Organization and Compensation Committee. If the designated person is not available to chair an executive session, then the non-management directors select a person to preside.

Share Ownership Guidelines for Directors.    The Board of Directors has adopted share ownership guidelines which require each director to hold shares of Crane Co. stock having a fair market value not less than five times the director’s annual retainer. A director must have attained this ownership level by the fifth anniversary of his or her first election as a director.

Shareholder Communications with Directors.    The Board has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any individual director or group or committee of directors by either name or title. All such correspondence should be sent to Crane Co., c/o Corporate Secretary, 100 First Stamford Place, Stamford, CT 06902. To communicate with any of our directors electronically, shareholders should use the following e-mail address: adupont@craneco.com.

All communications received as set forth in the preceding paragraph will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents will be forwarded promptly to the addressee unless they are in the nature of advertising or promotion of a product or service, or are patently offensive. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Independent Status of Directors

Standards for Director Independence.    The Board has adopted the standards set forth below in order to assist the Nominating and Governance Committee and the Board itself in making determinations of director independence. Any of the following relationships, except in special circumstances, would preclude a director from qualifying as an independent director:

•	The director is or was an employee, or the director’s immediate family member is or was an executive officer, of Crane Co. other than as an interim Chairman or CEO, unless at least three years have passed since the end of such employment relationship.

•	The director is or was within the past three years an executive officer or an employee, or the director’s immediate family member is or was within the past three years an executive officer, of an organization (other than a charitable organization) that in any of the last three completed fiscal years made payments to, or received payments from, Crane Co. for property or services, if the amount of such payments exceeded the greater of $1 million, or 2% of the other organization’s consolidated gross revenues.

•	The director has received, or the director’s then living immediate family member has received, direct compensation from Crane Co., if the director is a member of the Audit Committee or the amount of such direct compensation received during any of the preceding three years has exceeded $100,000 per year, excluding (i) director and committee fees and pension and other forms of deferred compensation for prior services (so long as such compensation is not contingent in any way on continued service); (ii) compensation received as interim Chairman or CEO; or (iii) compensation received by an immediate family member for service as a non-executive employee of Crane Co.

•	The director is a current partner of or employed by, or the director’s immediate family member is a current partner of or an employee who participates in audit, assurance or tax compliance (but not tax planning) at, a firm that is the internal or external auditor of Crane Co., or the director was, or the director’s immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Crane Co. audit at that time.

•	The director is or was employed, or the director’s immediate family member is or was employed, as an executive officer of another organization, and any of Crane Co.’s present executive officers serves on that other organization’s compensation committee, unless at least three years have passed since the end of such service or the employment relationship.

•	The director is a member of a law firm, or a partner or executive officer of any investment banking firm, that has provided services to Crane Co., if the director is a member of the Audit Committee or the fees paid in any of the last three completed fiscal years or anticipated for the current fiscal year exceed the greater of $1 million or 2% of such firm’s consolidated gross revenues.

The existence of any relationship of the type referred to above, but at a level lower than the thresholds referred to, does not, if entered into in the ordinary course of business, preclude a director from being independent. The Nominating and Governance Committee and the Board review all relevant facts and circumstances before concluding that a relationship is not material or that a director is independent.

Crane Co.’s Standards for Director Independence, along with its Corporate Governance Guidelines and Code of Ethics, which applies to Crane Co.’s directors and to all officers and other employees, are available on our website at www.craneco.com/investors/governance.cfm.

Independence of Directors.    The Nominating and Governance Committee has reviewed whether any of the directors or nominees for director, other than Mr. Fast and Mr. Evans, has any relationship that, in the opinion of the Committee, (i) is material (either directly or as a partner, shareholder or officer of an organization that has a relationship with Crane Co.) and, as such, reasonably likely to interfere with the exercise by such person of independent judgment in carrying out the responsibilities of a director or (ii) would otherwise cause such person not to qualify as an ‘‘independent’’ director under the rules of the New York Stock Exchange or, in the case of members of the Audit Committee, the additional requirements under Section 10A of the Securities Exchange Act of 1934 and the associated rules. The Nominating and Governance Committee determined that all of Crane Co.’s directors, other than Mr. Fast and Mr. Evans, are independent in accordance with the foregoing standards, and the Board of Directors has reviewed and approved the determinations of the Nominating and Governance Committee. Mr. Evans serves as non-executive Chairman of the Board pursuant to an employment agreement under which he received $400,000 in each of 2002 and 2003, and $100,000 in each of 2004, 2005 and 2006. Mr. Fast is President and Chief Executive Officer of Crane Co.

In reaching their determinations regarding the independence of the other directors, the Committee and the Board applied the Standards for Director Independence described above, noted among other things the matters described under the caption ‘‘Other Transactions and Relationships’’ on page 30, and determined that the amount and nature of such transactions were not likely to affect the independence of those directors’ judgment.

Committees of the Board; Charters.    The Board of Directors has established an Audit Committee, a Nominating and Governance Committee and a Management Organization and Compensation Committee. Copies of the charters of all three committees are available on our website at www.craneco.com/investors/governance.cfm. Copies are also available in print upon request to Crane Co., addressed to the Corporate Secretary at 100 First Stamford Place, Stamford, CT 06902.

Audit Committee.    The Audit Committee is the Board’s principal agent in fulfilling legal and fiduciary obligations with respect to matters involving Crane Co.’s accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee met eight times in 2006, including four meetings by conference telephone to review quarterly financial information, with Crane Co’s management, internal auditors and independent accountants to review matters relating to the quality of financial reporting and internal accounting controls and the nature, extent and results of audits. The Audit Committee’s report appears on page 31.

Audit Committee—Qualifications.    All members of the Audit Committee meet the independence and expertise requirements of the New York Stock Exchange, and all qualify as ‘‘independent’’ under the provisions of Securities and Exchange Commission Rule 10A-3. In addition, the Board of Directors has determined that Ms. Dykstra is an ‘‘audit committee financial expert’’ as defined in regulations of the Securities and Exchange Commission.

Nominating and Governance Committee.    The duties of the Nominating and Governance Committee include developing criteria for selection of and identifying potential candidates for service as directors, policies regarding tenure of service and retirement for members of the Board of Directors and responsibility for and oversight of corporate governance matters. The Nominating and Governance Committee met three times in 2006.

Management Organization and Compensation Committee.    The duties of the Management Organization and Compensation Committee include:

•	Coordinating the annual evaluation of the Chief Executive Officer;

•	Recommending to the Board of Directors all actions regarding compensation of the Chief Executive Officer;

•	Reviewing the compensation of other officers and business unit presidents;

•	Reviewing director compensation;

•	Administering the EVA Incentive Compensation Plan and Stock Incentive Plan;

•	Reviewing and approving any significant changes in or additions to compensation policies and practices; and

•	Reviewing management development and succession planning policies.

The Management Organization and Compensation Committee met six times in 2006. The Management Organization and Compensation Committee’s report appears on page 19.

Composition of Committees.    The memberships of committees during 2006 were as follows:

Executive Committee:

•	E. T. Bigelow

•	R. S. Evans (Chairman)

•	E. C. Fast

•	C. J. Queenan, Jr.

Audit Committee:

•	K. E. Dykstra

•	R. S. Forté

•	D. R. Gardner

•	J. Gaulin

•	C. J. Queenan, Jr. (Chairman)

Nominating and Governance Committee:

•	E. T. Bigelow

•	D. R. Gardner (as of April 24, 2006)

•	J. Gaulin (Chairman)

•	C. J. Queenan, Jr.

Management Organization and Compensation Committee:

•	E. T. Bigelow (Chairman)

•	D. G. Cook

•	D. R. Gardner

•	W. E. Lipner

•	R. F. McKenna

•	J. L. L. Tullis

Independence of Committee Members.    As noted above, each of the members of the Audit Committee, the Nominating and Governance Committee and the Management Organization and Compensation Committee is independent under applicable rules of the New York Stock Exchange.

Executive Committee.    The Board of Directors has also established an Executive Committee, which meets when a quorum of the full Board of Directors cannot be readily obtained. The Executive Committee may exercise any of the powers of the Board of Directors, except for (i) approving an amendment of the Certificate of Incorporation or By-Laws, (ii) adopting an agreement of merger or sale of substantially all of Crane Co.’s assets or dissolution of Crane Co., (iii) filling vacancies on the Board or any committee thereof or (iv) electing or removing officers. The Executive Committee met two times during 2006.

Director Nominating Procedures.    Our Corporate Governance Guidelines provide that the Board should generally have from nine to twelve directors, a substantial majority of whom must qualify as independent directors under the listing standards of the New York Stock Exchange.

Criteria for Board Membership.    Criteria for Board membership take into account skills, expertise, integrity, diversity and other qualities which are expected to enhance the Board’s ability to manage and direct Crane Co.’s business and affairs. In general, nominees for director should have an understanding of the workings of large business organizations such as Crane Co., and senior level executive experience as well as the ability to make independent, analytical judgments, the ability to be an effective communicator and the ability and willingness to devote the time and effort to be an effective and contributing member of the Board. A director who serves as our Chief Executive Officer should not serve on more than two public company boards in addition to our Board, and other directors should not sit on more than four public company boards in addition to our Board. The members of the Audit Committee should not serve on more than two other audit committees of public companies.

The Nominating and Governance Committee will, from time to time, seek to identify potential candidates for director to sustain and enhance the composition of the Board with the appropriate balance of knowledge, experience, skills, expertise and diversity. In this process, the Committee will consider potential candidates proposed by other members of the Board, by management or by shareholders, and the Committee has the sole authority to retain a search firm to assist in this process, at Crane Co.’s expense.

Nominations by Shareholders.    In considering candidates submitted by shareholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Committee, a shareholder must submit the recommendation in writing and must supply the following information:

•	the name and business address of the proposed candidate;

•	qualifications to be a director of Crane Co.;

•	a description of what would make the proposed candidate a good addition to the Board;

•	a description of any relationships that could affect the proposed candidate’s qualifying as an independent director, including identifying all other public company board and committee memberships;

•	a confirmation of the proposed candidate’s willingness to serve as a director if selected by the Nominating and Governance Committee and nominated by the Board;

•	the name of the shareholder submitting the name of the proposed candidate, together with information as to the number of shares owned and the length of time of ownership; and

•	any information about the proposed candidate that would, under the SEC’s proxy rules, be required to be included in our proxy statement if the person were a nominee, including, without limitation, the number of shares of Crane Co. stock beneficially owned by the proposed candidate.

Any shareholder recommendation for next year’s Annual Meeting, together with the information described above, must be sent to the Corporate Secretary at 100 First Stamford Place, Stamford, CT 06902

and, in order to allow for timely consideration, must be received by the Corporate Secretary no earlier than December 25, 2007, and no later than January 24, 2008.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Committee, as an initial matter, may collect and review publicly available information regarding the person to assess whether the person should be considered further. Generally, if the person expresses a willingness to be considered and to serve on the Board, and the Committee believes that the candidate has the potential to be a good candidate, the Committee would seek to gather information from or about the candidate, review the person’s accomplishments and qualifications in light of any other candidates that the Committee might be considering, and, as appropriate, conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

BENEFICIAL OWNERSHIP OF COMMON STOCK
BY DIRECTORS AND MANAGEMENT

Crane Co. believes that officers and other key employees, in order to focus their attention on growth in shareholder value, should have a significant equity stake in the corporation. We therefore encourage our officers and key employees to increase their ownership of and to hold Crane Co. stock through the Stock Incentive Plan and the Savings and Investment Plan, as discussed in the Compensation Discussion and Analysis on page 12. Directors also receive 50% of their annual retainer in restricted stock issued under the Non-Employee Director Stock Compensation Plan. Beneficial ownership of stock by the non-executive directors, the executive officers named in the Summary Compensation Table, all other executive officers as a group and all directors and executive officers of Crane Co. as a group as of February 28, 2007 is as follows:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)						Percent of Class
		Shares Owned Directly	Shares Under Restricted Stock Plans (2)	Stock Options Exercisable Within 60 Days	Shares in Company Savings Plan (401(k))	Total Shares Beneficially Owned
Common Stock	E. T. Bigelow	29,936	790	34,400		65,126		*
	D. G. Cook	888	790	1,750		3,428		*
	K. E. Dykstra	6,000	790	4,500		11,290		*
	R. S. Evans	505,301	—	—	11,214	516,515		*
	E. C. Fast	211,348	203,805	1,212,780	1,776	1,629,709		2.66%
	R. S. Forté	15,544	790	30,700		47,034		*
	D. R. Gardner	13,218	790	32,900		46,908		*
	J. Gaulin	20,440	790	10,500		31,730		*
	W. E. Lipner	7,102	790	14,000		21,892		*
	P. R. Lochner	—	350	—	—	350		*
	R. F. McKenna	3,177	790	1,250		5,217		*
	C. J. Queenan	24,846	790	—		25,636		*
	J. L. L. Tullis	7,319	790	12,500		20,609		*
	A. I. duPont	50,305	32,842	355,112	2,499	440,758		*
	M. H. Mitchell	13,252	19,668	55,000	597	88,517		*
	J. R. Vipond	2,284	6,668	92,500	358	101,810		*
	G. A. Ward	16,719	31,289	119,685	446	168,139		*
	Other Executive Officers (10 persons)	165,247	113,476	520,606	18,879	818,208		1.35%
	Total - Directors and Executive Officers as a Group (27 persons)	1,092,926	415,998	2,498,183	35,769	4,042,876	(3)	6.45%

*	Less than one percent.

(1)	As determined in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934.

(2)	Subject to forfeiture if established performance and/or service conditions are not met.

(3)	Does not include 7,778,416 shares of Common Stock owned by The Crane Fund (see Principal Shareholders of Crane Co., page 11); nor 510,471 shares of Common Stock owned by the Crane Fund for Widows and Children; nor an aggregate of 674,715 shares of Common Stock held in trusts for the pension plans of Crane Co. and certain subsidiaries, which shares may be voted and disposed of in the discretion of the trustees unless the sponsor of a particular plan directs otherwise. Mr. DuPont and Mr. Vipond, and two other executive officers, Ms. E. M. Kopczick and Mr. A. L. Krawitt, are trustees of The Crane Fund and the Crane Fund for Widows and Children. None of the directors or trustees has any beneficial interest in, and all disclaim beneficial ownership of, the shares held by the trusts. In addition, as of February 28, 2007, employees of Crane Co. held 1,849,843 shares of Common Stock in the Crane Co. Savings and Investment Plan and 800 shares of Common Stock in the Crane Co. Union Employees Savings and Investment Plan.

PRINCIPAL SHAREHOLDERS OF CRANE CO.

The following table sets forth the ownership by each person who owned of record or was known by Crane Co. to own beneficially more than 5% of our common stock on February 28, 2007.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	The Crane Fund (1) 100 First Stamford Place Stamford, CT 06902	7,778,416		12.9%
Common Stock	GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	4,580,134	(2)	7.6%
Common Stock	J.P. Morgan Chase & Co. 270 Park Avenue New York, NY 10017	3,726,931	(3)	6.2%

(1)	The Crane Fund is a charitable trust managed by trustees appointed by the Board of Directors of Crane Co. The incumbent trustees are A.I. duPont, E. M. Kopczick, A. L. Krawitt and J. R. Vipond, all of whom are executive officers of Crane Co. Pursuant to the trust instrument, the shares held by the trust are voted by the trustees as directed by the Board of Directors, the distribution of the income of the trust for its charitable purposes is subject to the control of the Board of Directors and the shares may be sold by the trustees only upon the direction of the Board of Directors. None of the directors or the trustees has any direct beneficial interest in, and all disclaim beneficial ownership of, shares held by The Crane Fund.

(2)	As reported in an Amendment No. 4 to Schedule 13D filed February 8, 2007. According to such Schedule 13D: Mario J. Gabelli, an individual, is the sole shareholder, director and employee of MJG Associates, an entity which provides advisory services to private investment partnerships and offshore funds. Mario J. Gabelli is also the majority stockholder and chief executive officer of Gabelli Group Capital Partners, Inc., which is in turn the majority shareholder of GAMCO Investors, Inc. GAMCO Investors, Inc. is the majority shareholder of Gabelli Securities, Inc. and the sole shareholder of Gabelli Funds, LLC, an investment adviser registered under the Investment Advisers Act of 1940. Gabelli Funds, LLC owns and has sole voting authority with respect to 1,070,000 of such shares; GAMCO Investors, Inc. owns 3,457,034 of such shares and has sole voting authority with respect to all but 75,700 of such shares; MJG Associates owns and has sole voting authority with respect to 25,000 of such shares; Gabelli Securities, Inc. owns and has sole voting authority with respect to 18,100 of such shares; and Mario J. Gabelli owns 10,000 of such shares, and is deemed to have beneficial ownership of the securities owned beneficially by each of the foregoing.

(3)	As reported in a Schedule 13G/A filed February 5, 2007. According to such Schedule 13G/A, J.P. Morgan Chase & Co. has sole voting authority with respect to 3,041,036 of such shares, shared voting authority and shared dispositive authority with respect to 583,885 of such shares, and sole dispositive authority with respect to 3,138,611 of such shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis explains Crane Co.’s compensation program as it applies to the executive officers named in the Summary Compensation Table on page 20. This discussion and analysis should be read in conjunction with the Summary Compensation Table, its accompanying footnotes and the additional tabular and narrative disclosure that follows the Summary Compensation Table.

Objectives of the Executive Compensation Program

Crane Co.’s executive compensation program is designed and operated with the following objectives:

•	To attract and retain highly-qualified executives;

•	To provide those executives with incentives to continuously improve operating results and to increase shareholder value;

•	To provide benefit programs that are competitive with those of relevant peer companies; and

•	To ensure continuity in the event of a change-in-control transaction.

In pursuit of these objectives, Crane’s executive compensation program includes the following elements, each of which is more thoroughly described in this Compensation Discussion and Analysis:

Short-Term:    Crane Co. endeavors to pay its executives annual base salary at competitive levels, generally targeting the 50th percentile of pay scales for similar positions at companies of comparable size and structure. Certain perquisites that have been judged to be reasonable and competitive elements of compensation are provided to senior executives as well.

Short- to Medium-Term:    The principal means of short- to medium-term compensation are the corporate and operating group economic value added (EVA) plans, which are described below. For senior executives who participate in the corporate or operating group EVA plans, including all the named executive officers, this amount is contingent on firmwide or group financial performance as well as on individual performance. These plans are designed to allow executives to share directly in the economic value added to the business during the year, but contain features for target bonuses and deferred payment to buffer individuals against year-to-year variations in the results of the business, as well as to encourage retention.

Long-Term:    Long-term compensation, which consists primarily of grants of stock options and restricted stock, is granted in order to focus the attention and efforts of executives and other key employees on shareholder return; for retention purposes, these grants typically vest over a period of years. Prior to 2007, Crane Co. granted options to purchase Crane Co. stock which vest 50% after one year, 75% after two years and in full after three years; however, beginning with grants made in January 2007, stock options will vest 25% per year over four years. We changed the term of stock options from 10 years to six years in 2005. We also make annual grants of restricted stock, which generally vested one-third after one year, two-thirds after two years and fully after three years; beginning in 2007, restricted stock grants will vest 25% per year over four years.

Since 2000, annual grants of stock options and restricted stock to executive officers have been made at the Compensation Committee’s January meeting, when all annual executive compensation decisions are made, except for 2004 when the stock grants were deferred until shareholders approved a new plan in April. The Committee also grants stock options and restricted stock at other dates in the case of new hires and promotions. The exercise price of stock options is equal to the fair market value at the date of grant, determined on the basis of the average of the high and low sales prices over the 10 trading days ending on the date of grant in order to avoid any abrupt, one-day fluctuations in the stock price.

Crane provides a 401(k) plan for substantially all its U.S. employees, and matches 50% of employee contributions up to six percent subject to Internal Revenue Code limitations; such matching contributions are paid in shares of Crane Co. stock and are fully vested when an employee has five years of service. Executive officers also participate in a defined benefit pension plan, and certain executive officers receive additional grants of restricted stock to restore pension benefits limited by federal tax regulations, as described below under ‘‘Retirement Shares.’’

Role of Peer Group Analysis

In late 2005 and early 2006 the Compensation Committee developed a specific, limited group of companies to serve as a peer group for compensation purposes. The Committee developed this peer group in collaboration with management and with the assistance of its compensation consultant, Hewitt Associates. Although Crane Co. pays the fees and expenses of Hewitt Associates, the firm is retained by the Compensation Committee and does not perform any other services for Crane Co. The Committee reviewed two potential peer groups of industrial manufacturing companies with multiple business lines of comparable size to Crane Co. in terms of revenues, net income and market capitalization. One peer group was comprised of companies with larger capitalizations selected from the S&P 500, and the other peer group was comprised of companies with medium capitalizations selected from the S&P Mid-Cap 400. Crane Co. had been a member of the S&P 500 for many years until December 2004 and since then has been included in the S&P Mid-Cap 400. For comparative purposes, the Committee also considered a selected group of similarly diversified industrial businesses with substantially larger capitalization, and several such companies with substantially smaller capitalization. The Committee determined that the mid-cap group of companies was more comparable to Crane Co. in terms of size and overall scope of operations, and the selected mid-cap group of companies collectively offered a range of diversified businesses that cover the industries in which we operate. These peer companies are: Ametek, Inc., Carlisle Companies Inc., Diebold, Inc., Flowserve Corporation, Goodrich Corporation, Graco Inc., Harsco Corporation, IDEX Corporation, Pall Corporation, Pentair, Inc., Precision Castparts Corp., Roper Industries, Inc., SPX Corporation, Teleflex Inc., and Trinity Industries, Inc.

Hewitt Associates provided the Compensation Committee with comparative compensation data on the peer companies from publicly available sources. In addition, Hewitt Associates provided the Committee with comparative compensation data compiled from a broad group of industrial companies with revenues ranging from $1.0 billion to $2.5 billion, and another group of industrial companies with revenues ranging from $2.5 billion to $5.0 billion. This data included base salary, bonus compensation and stock-based equity compensation for the five named executive officers, as well as the 25th, 50th and 75th percentiles for each category. Hewitt Associates also presented comparable salary, bonus and equity compensation data for Mr. Fast and the other named executive officers. For Messrs. Mitchell and Ward, the industry comparative data was compiled from a Hewitt Associates survey of compensation data for group presidents of comparably sized businesses. The Committee used this comparative data to calibrate the proposed salary increases, EVA bonus payments and aggregate stock option and restricted stock grant values for the named executive officers, with the view that base salary should generally be at approximately the 50th percentile of the peer group while bonus payouts and stock-based compensation should target the 75th percentile of the peer group subject to Committee review for overall performance results and extraordinary items. The Committee has reviewed updated peer group data compiled by Hewitt during 2006 in the course of reviewing the EVA bonus payments for 2006 and in connection with the Committee’s consideration of the proposed 2007 Stock Incentive Plan being presented for shareholder approval at the 2007 Annual Meeting.

Design and Operation of Executive Compensation Program

Base Salary

Base salaries for executive officers are established at the date of hire based on competitive market data (see the discussion of ‘‘Role of Peer Group Analysis’’ below), current salary levels within Crane Co. and the bargaining process needed to attract the particular executive. Mr. Fast has an employment agreement, executed in January 2001 in connection with his promotion to Chief Executive Officer, which provides for an annual salary not less than $650,000. His salary was reviewed by the Compensation Committee in January 2006 by reference to peer group data and other relevant competitive market data compiled for the Committee by Hewitt Associates. On the recommendation of the Compensation Committee, targeting the 50th percentile of the peer group data, the Board of Directors approved a salary increase of 5.9% for Mr. Fast, from $850,000 to $900,000, effective January 1, 2006. Salaries for other named executive officers are reviewed in a similar manner but are determined by the Chief Executive Officer and then reviewed with the Compensation Committee. Increases in base salary for 2006 for the named executive officers other than Mr. Fast ranged from 3.0% to 6.0%. For perquisites and other items of short-term compensation, please see below under ‘‘Other Compensation.’’

EVA

Executive officers and other senior corporate executives, as well as members of senior management of individual business units, participate in non-equity incentive compensation plans based on economic value added (EVA), which is generally defined as the amount by which net operating profit after tax exceeds the return on invested capital required to meet a pre-established cost of capital. These plans are designed to reward executives for sustained, continuous improvement in operating profit. The Board of Directors believes that, compared to such common performance measures as return on capital, return on equity, growth in earnings per share and growth in cash flow, EVA has the highest correlation with the creation of value for shareholders over the long term.

The EVA plans do not involve pre-established goals, as such. Rather, the aggregate EVA of Crane Co. or of the relevant unit for the year, together with the increase or decrease in EVA compared to the prior year, forms the basis for any incentive compensation award, thereby motivating executives to focus on continuous value improvement. Awards may be positive or negative, and so executives can incur penalties (in the form of reductions in awards previously earned but not yet paid out) when value is reduced.

Cash payments to eligible participants are based on the aggregate EVA for the relevant unit, the growth of EVA over the prior year, and a participation percentage for each individual. The participation percentage of the Chief Executive Officer is set by the Compensation Committee and approved by the Board, while the percentages of the other participants are set by the Chief Executive Officer and approved by the Committee. Messrs. Fast, Vipond and duPont participate in the Crane Co. Corporate EVA Incentive Compensation Plan (the ‘‘Corporate EVA Plan’’), which is based on the results of the corporation as a whole, while Messrs. Mitchell and Ward participate in EVA Plans for the Fluid Handling Group and Aerospace Group, respectively. The Corporate EVA Plan was approved by the shareholders at the Annual Meeting in April 2004.

Corporate EVA Plan.

Calculation of EVA; Establishment of EVA Bonus Pool.    The cost of capital used in the Corporate EVA Plan is comprised of two components, a cost of equity fixed in advance by the Compensation Committee and a cost of debt which is Crane Co.’s actual interest cost. At the beginning of each year the Compensation Committee determines the cost of equity component of the cost of capital; in 2006, after reviewing the cost of equity used for the Corporate EVA Plan over the past 10 years and a calculation of the cost of equity for 2006 based upon a methodology originally provided by the consulting firm of Stern Stewart & Co., the Committee fixed the cost of equity for the Corporate EVA Plan at 11.10%. This cost of equity was then blended on a monthly weighted average basis with the actual cost of debt to determine the overall cost of capital for the Corporate EVA Plan, which was 9.30% for 2006.

The bonus pool, which may be positive or negative, is then determined using a formula set forth in the plan (if the prior year’s EVA was positive, 6% of current year positive EVA plus 10% of the change from the prior year’s EVA; if the prior year’s EVA was negative, 15% of the change from the prior year’s EVA). Under the terms of the Corporate EVA Plan, provisions relating to Crane Co.’s asbestos liability (which are regarded as being largely outside the control of management) are excluded from the calculation of EVA. Consistent with the requirements of section 162(m) of the Internal Revenue Code, the Compensation Committee may also exclude other significant non-budgeted or non-controllable gains or losses in order to properly measure executive performance. In January 2007, the Committee reviewed and approved the cost of capital calculation and the establishment of the aggregate Corporate EVA bonus pool, which was $4,968,000.

Participation Percentages and Payouts.    At the beginning of each year, the Compensation Committee establishes a maximum participation percentage for executive officers; for 2006, the participation percentages were fixed at 30% for Mr. Fast and a maximum of 15% for any other executive officer named in the Summary Compensation Table, subject to determination of the final participation percentage after the end of the year. In January 2007, the Compensation Committee ratified the participation percentages of the participants in the Corporate EVA Plan, including Messrs. Fast (30%), Vipond (7.5%) and duPont (10%). This amount, together with 6% interest on the portion of EVA awards earned but not paid out in previous years, appears in the Summary Compensation Table in the column headed ‘‘Non-Equity Incentive Plan Compensation,’’ and in the Grants of Plan-Based Awards Table in the column headed ‘‘Estimated Future Payouts under Non-Equity Incentive Plan Awards—Target.’’

Under the terms of the Corporate EVA Plan, each of such executives received a cash payout in February 2007 equal to the sum of (i) the executive’s target bonus as a percentage of base salary (90% for Mr. Fast and 70% for Messrs. Vipond and duPont) and (ii) one-third of the executive’s ‘‘bank account,’’ which is comprised of the unpaid portion of the current award and all previous awards plus interest.

If the EVA award in a particular year is negative, an executive may still receive a cash payment from his or her bank account up to the target bonus, before the negative EVA award is applied to the bank account. If the bank account balance is negative, the executive receives no incentive compensation payment the following year unless the EVA award is positive. Each year, Crane Co. adds interest to a positive balance at six percent. The EVA bank account is subject to forfeiture in the event an executive leaves Crane Co. by reason of termination or resignation, but is paid in full if the executive dies, becomes disabled or retires at age 65 (or earlier at the discretion of the Committee) or upon a change in control of Crane Co.

EVA—Operating Groups

Senior business unit management, including Mr. Mitchell and Mr. Ward, participate in EVA Plans based upon the performance of their own business units, which are similar in general structure to the Corporate EVA Plan but have certain significant differences.

Calculation of EVA; Establishment of EVA Bonus Pool.    Because the capital structure of our business units is subject to many factors outside the control of management of the particular unit, the operating group EVA Plans use a fixed cost of capital of 9.5%. Aggregate EVA is calculated for each unit in the same manner as for the Corporate EVA Plan, but in certain cases the percentage of aggregate EVA and/or the percentage of the improvement from prior year are adjusted by the Chief Executive Officer and reviewed by the Committee to reflect the particular circumstances, goals and objectives of the units. The aggregate EVA bonus pools for the Fluid Handling Group and the Aerospace Group in 2006 were $3,454,000 and $3,781,367, respectively.

Participation Percentages and Payouts.    Participation percentages for the business unit EVA pools are established by the Chief Executive Officer and reviewed by the Compensation Committee. For 2006, Mr. Ward’s participation percentage was 18% of Aerospace Group EVA. For the Fluid Handling Group in 2006, the Committee approved a proposal recommended by the Chief Executive Officer for a cumulative EVA pool based upon the aggregate operating profit of the Fluid Handling Group, with participation percentages for Mr. Mitchell and other Fluid Handling Group executives which vary depending on the size of the aggregate EVA pool. For Mr. Mitchell, these participation percentages range from 59% of an EVA pool of $436,000 to 19.8% of any EVA pool in excess of $3,023,000. The awards for 2006 to Mr. Mitchell and Mr. Ward, plus 6% interest on the portion of EVA awards earned but not paid out in previous years, are shown in the Summary Compensation Table in the column headed ‘‘Non-Equity Incentive Plan Compensation,’’ and in the Grants of Plan-Based Awards Table in the column headed ‘‘Estimated Future Payouts under Non-Equity Incentive Plan Awards—Target.’’

Under the terms of the operating group EVA Plans, participating executives receive a cash payment equal to one-third of the sum of (i) the award for the current year and (ii) the unpaid bank balance from the prior year plus interest at six percent, except that in the case of new participants the payment is 70% of such sum in the first year, 50% in the second year and one-third each year thereafter. For 2006, Mr. Mitchell received a 50% payout in his second year in the Fluid Handling Group EVA Plan, and Mr. Ward received a one-third payout in the Aerospace Group EVA Plan.

Activity for each of the named executive officers in the EVA plans for 2006 was as follows:

Name	Beginning Balance	Interest at 6% on Balance	2006 Award	Payout of Target Bonus (participants in Crane Co. EVA Plan only)	Payout in Addition to Target Bonus	Total Payout	Ending Balance
E.C. Fast	$291,805	$17,508	$1,490,400	$810,000	$329,871	$1,139,871	$659,842
J. R. Vipond	$85,991	$5,159	$372,600	$230,720	$77,669	$308,389	$155,361
M. H. Mitchell	$121,961	$7,318	$683,892	—	$406,585	$406,585	$406,585
A. I. duPont	$192,529	$11,552	$496,800	$208,845	$163,996	$372,841	$328,040
G. A. Ward	$614,225	$36,853	$680,646	—	$443,908	$443,908	$887,816

Stock-Based Compensation

The Stock Incentive Plan is used to provide long-term incentive compensation through stock options as well as retention of highly regarded executives through time-based restricted stock. We believe that executive officers approach their responsibilities more like owners as their holdings of and potential to own stock increase. Under the Stock Incentive Plan, stock options must be granted at no less than fair market value on the date of grant and generally vest and become exercisable 50% on the first anniversary of the date of grant, 75% on the second anniversary and 100% on the third anniversary (25% per year over four years beginning in 2007). Accordingly, executives can realize a gain only if the share price increases from the date of grant, directly linking this incentive compensation to increases in shareholder value. Although broad market dynamics can strongly influence our share price, the Board of Directors believes that with stock options executives are motivated to take actions that improve the share price, such as profitable sales growth through internal growth as well as acquisitions, improvement in operating margins to generate increased operating profit and drive higher multiple valuations and prudent use of free cash flow through capital expenditures, dividends, acquisitions and stock repurchases.

The Stock Incentive Plan also authorizes the Board of Directors, acting through the Compensation Committee, to grant restricted stock subject to such terms and conditions as the Committee may deem appropriate. In 2006, as in previous years since 1998, the Committee granted shares of restricted stock having time-based vesting conditions, for purposes of retaining highly regarded executives. The vesting conditions for the restricted stock granted to the named executive officers in 2006 were one-third on the first anniversary of the date of grant, one-third on the second anniversary and one-third on the third anniversary (2007 grants will vest 25% per year over four years).

In determining the size of the stock option and restricted stock grants in 2006, the Compensation Committee referred to the peer group data compiled by Hewitt Associates as well as our historical grant practices including the number of shares as well as fair market value of the stock and, for stock options, Black-Scholes values on the dates of grant. The Committee also reviewed tally sheets for Messrs. Fast, Vipond and duPont which set forth all annual compensation as well as retirement program balances, accumulated holdings of stock options, restricted stock and other Crane Co. stock owned by the executive. The Committee used these reference points in order to reach a judgment as to the appropriate proportions of stock options and restricted stock for the named executive officers as well as to size the aggregate grants for all employees. In January 2006, the Committee granted an aggregate of 880,750 stock options, of which 100,000 or 11.4% were granted to Mr. Fast and an aggregate of 110,000 or 12.5% were granted to the other named executive officers. In January 2006, the Committee also granted an aggregate of 212,750 shares of time-based restricted stock, of which 90,000 or 42.3% were granted to Mr. Fast and 24,000 or 11.3% were granted to the other named executive officers. In January 2005, the Committee granted 961,750 options, of which 130,000 (13.5%) were to Mr. Fast and 90,000 (9.4%) were to the other named executive officers; and 239,000 time-based restricted shares, of which 90,000 (37.7%) were to Mr. Fast and 43,000 (18.0%) were to the other named executive officers. Mr. Vipond joined Crane Co. in March 2005, and received 100,000 options and 5,000 shares of restricted stock. The grant date fair value of each such grant of options and time-based restricted stock is presented in the Grants of Plan-Based Awards Table under the caption ‘‘Grant Date Fair Value of Stock and Option Awards.’’ For Messrs. Fast, duPont and Ward such table also sets forth the grant date fair value of certain additional shares of restricted stock granted as described below under ‘‘Retirement Shares.’’

During the balance of 2006, the Committee granted an additional 54,000 stock options and 22,500 shares of restricted stock under the Stock Incentive Plan, none of which were granted to any named executive officer. As described above, grants to executive officers are only made once a year at the January meeting of the Committee, except for new hires and promotions.

Retirement Shares.    Since 1995, the Committee has administered a program using grants of restricted stock to make up the shortfall in executive officer and key employee pension benefits imposed by certain federal tax policies which limit the amount of compensation that can be considered in determining benefits under tax-qualified pension plans. Under this program, the Committee grants from time to time, to certain executive officers and key employees who have been impacted by such tax limitations, amounts of restricted stock calculated by our actuaries to make up that portion of the retirement benefit at normal retirement (age 65) lost by reason of the tax limitations. The Committee is of the view that the grants provide the potential to offset the tax limitations on the executive’s future pension benefits, but require the recipient to look to future increases in shareholder value through stock appreciation if that objective is to be actually achieved. For Mr. Fast, the retirement-based restricted shares vest upon early retirement (before age 65) provided he has at least 10 years of service. If Mr. Fast takes early retirement before he has 10 years of service, a pro-rated portion of such shares would vest on the tenth anniversary of his date of hire (i.e. September 27, 2009). A total of 9,700 shares of restricted stock were granted under this program in 2006, of which 5,600 shares or 57.7% were granted to Mr. Fast and 2,400 shares or 24.7% were granted to certain other named executive officers.

Stock Ownership Guidelines.    Crane Co. has established stock ownership guidelines for executive officers and business unit presidents. The ownership guidelines for executive officers are expressed as a multiple of base salary:

Salary Range	Minimum Ownership Level
$125,001 - $175,000	2 x Base Salary
$175,001 - $300,000	3 x Base Salary
$300,001 - $500,000	4 x Base Salary
Above $500,000	5 x Base Salary

The policy permits executives to sell up to 50% of the net shares realized upon an option exercise or vesting of restricted stock, while retaining at least 50% of such net shares in order to meet the stock ownership guidelines. Shares which count toward the satisfaction of the guidelines are (i) shares owned by the executive, (ii) shares held in the executive’s 401(k) account and (iii) restricted stock held by the executive. Once such guidelines are met, the policy permits executives to sell any shares held above the required ownership guidelines. Executives are expected to reach the applicable minimum ownership level by the fifth anniversary of their date of hire or first date in the relevant executive position.

Impact of Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits to $1 million per employee the deductibility of compensation paid to the executive officers required to be listed in the proxy statement unless the compensation meets certain specific requirements. The Corporate and operating group EVA incentive compensation plans are intended to constitute performance-based plans meeting the criteria for continued deductibility set out in the applicable regulations. In addition, we believe that all stock options granted to date under our stock incentive plans meet the requirements of Section 162(m) for deductibility. The shares of time-based restricted stock granted in 2006, as well as the retirement shares granted to offset the impact of the tax limitations on pension benefits as described above, would not satisfy the performance-based criteria of Section 162(m), and accordingly compensation expense in respect of income recognized by the executive officer upon lapse of the restrictions would not be deductible to the extent that such income, together with all other compensation in such year that did not satisfy the criteria of Section 162(m), exceeded $1 million. In 2006, approximately $3.1 million of compensation received by Mr. Fast and $10,000 received by Mr. duPont, principally due to the vesting of restricted stock granted in previous years, was not deductible under Section 162(m). As a matter of policy, the Committee intends to develop and administer compensation programs which will maintain deductibility under Section

162(m) for all executive compensation, except in the limited circumstance when the materiality of the deduction is in the judgment of the Committee significantly outweighed by the incentive or retention value of the compensation.

Other Compensation.

The ‘‘All Other Compensation’’ column of the Summary Compensation Table and the accompanying footnote set forth the details of other compensation received by the named executive officers. In certain cases, such as the Crane Co. contributions to defined contribution plans and the increase in actuarial value of the defined benefit pension, such compensation is determined on the same basis as that used for all other employees. In other cases, such as automobile allowances, executive health exams and other personal benefits, the compensation is provided to certain key employees but not to all employees and we have determined it to be reasonable and competitive compensation for the named executive officers in relation to general industry practices.

In the case of personal use of the corporate aircraft, this benefit is restricted to the Chief Executive Officer and the Chairman of the Board (our former chief executive officer). Each of them has an agreement with Crane Co. (as described elsewhere in this Proxy Statement under the caption ‘‘Other Agreements and Information’’) pursuant to which they reimburse the corporation for a portion of the costs of such personal use based upon Treasury regulations establishing the fair market value of such personal use for tax purposes, and the net incremental cost to Crane Co. above the reimbursed amount is included in the ‘‘All Other Compensation’’ column of the Summary Compensation Table. Under applicable Treasury regulations, Crane also loses a portion of the federal income tax deduction for the costs of operating or leasing employer-provided aircraft to the extent the costs attributable for personal use exceed the amount reimbursed. For 2006, the disallowed deduction was approximately $1.5 million. The Board of Directors has approved this personal use of the aircraft for Mr. Fast because the Board believes that such personal use of the aircraft permits the most efficient use of time by Mr. Fast and thereby benefits Crane Co.; for R.S. Evans, our former chief executive officer, the Board of Directors has approved this use in recognition of his long service and substantial contributions to Crane Co. as well as his continued service as Chairman of the Board.

Change in Control Provisions.

Certain executive officers have an agreement which, in the event of a change in control of Crane Co., provides for continued employment for a period of years following the change in control (three for Messrs. Fast, Vipond, duPont and Mitchell). Upon termination within such employment period after a change in control, either by the employer without cause or by the executive with ‘‘Good Reason’’ (as defined in the agreement to include the executive’s ability to terminate such employment for any reason within the 30-day period commencing on the first anniversary of the change in control), the executive is entitled to receive a multiple of base salary and average annual bonus payments based on the number of years in the employment period, and certain other benefits. The EVA plans, stock options and restricted stock grants contain similar features which accelerate vesting in the event of a change in control. The change in control agreements obligate Crane Co. to make additional payments to the employee such that after payment of all taxes including any excise tax under section 4999 of the Internal Revenue Code resulting from such payments and the accelerated vesting of EVA bank balances, stock options and restricted stock, the employee will retain an amount sufficient to pay the excise tax on all such payments. As set forth below under ‘‘Potential Payments upon Termination or Change in Control,’’ the aggregate payments to the named executive officers would range from $2,253,517 for Mr. Vipond to $6,718,261 for Mr. Fast. The corresponding additional payments in respect of excise taxes would range from $954,874 to $2,565,710. The Board of Directors has approved these agreements and other provisions to assure the continuity of management in the event of a change in control and considers these agreements and provisions to be competitive with terms offered by other companies with which we compete for executive talent.

MANAGEMENT ORGANIZATION AND COMPENSATION COMMITTEE REPORT

The Management Organization and Compensation Committee of the Board of Directors has submitted the following report for inclusion in this Proxy Statement:

The Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on our review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement, and incorporated by reference in Crane Co.’s Annual Report on Form 10-K for the year ended December 31, 2006.

Submitted by:
The Management Organization and Compensation Committee of the Board of Directors of Crane Co.
E. Thayer Bigelow, Chairman Donald G. Cook Dorsey R. Gardner William E. Lipner Ronald F. McKenna James L. L. Tullis

Summary Compensation Table

The table below summarizes the compensation for 2006 earned by Crane’s Chief Executive Officer, Chief Financial Officer, and each of the three other most highly paid executive officers who were serving as executive officers at December 31, 2006. These individuals are sometimes referred to in this Proxy Statement as the ‘‘named executive officers.’’

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Eric C. Fast President and Chief Executive Officer	2006	$900,000	$3,096,218	$1,022,304	$1,490,400	$23,648	$222,808	$6,755,378
J. Robert Vipond Vice President — Finance and Chief Financial Officer	2006	$329,600	$110,076	$395,975	$372,600	$24,138	$25,339	$1,257,728
Max H. Mitchell President, Fluid Handling Group	2006	$283,920	$340,028	$204,028	$683,892	$8,288	$30,242	$1,550,398
Augustus I. duPont Vice President, General Counsel and Secretary	2006	$298,350	$458,232	$229,170	$496,800	$23,156	$42,159	$1,547,867
Gregory A. Ward President, Aerospace Group	2006	$268,799	$292,968	$227,145	$680,646	$27,755	$49,052	$1,546,365

(1)	Amounts in this column reflect the expense recognized for financial statement reporting purposes for the indicated fiscal year, in accordance with FAS 123R, with respect to awards of time-based and retirement-based restricted shares of Crane Co. stock, which may include awards made during the indicated year or earlier; however, the estimate of forfeitures related to service-based vesting conditions is disregarded for purposes of this valuation. For details of individual grants of restricted shares during 2006, please see the Grants of Plan-Based Awards table below. There were no forfeitures of restricted shares by any of the named executive officers during the fiscal year. The assumptions on which this valuation is based are set forth in Note 13 to the audited financial statements included in Crane Co.’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.

(2)	Amounts in this column reflect the expense recognized for financial statement reporting purposes for the indicated fiscal year, in accordance with FAS 123R, with respect to awards of options on Crane Co. stock, which may include option awards made during the indicated year or earlier; however, the estimate of forfeitures related to service-based vesting conditions is disregarded for purposes of this valuation. For details of individual grants of stock options during 2006 please see the Grants of Plan-Based Awards table below. There were no forfeitures of Crane Co. stock options by any of the named executive officers during the fiscal year. The assumptions on which this valuation is based are set forth in Note 13 to the audited financial statements included in Crane Co.’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.

(3)	The amounts shown in this column are additions to the EVA account in which the named executive officer participates; to the extent not paid out in cash, they remain subject to being reduced in later years if EVA is not positive. For a full explanation of the operation of the EVA plans please refer to the narrative disclosure below and to the Compensation Discussion and Analysis on page 12.

(4)	The amount shown in this column for each of the named executive officers is the increase in the actuarial present value of the accumulated benefit under all defined benefit plans from December 31, 2005 (the pension plan measurement date used for financial statement reporting purposes with respect to Crane’s audited financial statements for 2005) to December 31, 2006 (the pension plan measurement date with respect to Crane’s audited financial statements for 2006). For additional information regarding defined benefit plans please see the Pension Benefits table below.

(5)	Amounts in this column include the following:

	Dividends Paid on Restricted Stock	Personal Use of Company Aircraft	Personal Use of Company-Provided Car	Company Match of Employee 401(k) Contributions	Life Insurance Premiums
E. C. Fast	$127,624	$62,656	$20,664	$7,500	$4,364
J. R. Vipond	$4,792	$0	$11,660	$6,676	$2,211
M. H. Mitchell	$12,150	$0	$10,313	$7,500	$279
A. I. duPont	$22,809	$0	$10,575	$7,500	$1,275
G. A. Ward	$19,100	$0	$21,320	$7,500	$1,132

Dividends are paid on shares of restricted stock at the same rate as on all other shares of Common Stock.

Grants of Plan-Based Awards

Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards-Target ($) (2)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
E. C. Fast	January 29, 2007	$1,490,400
	January 23, 2006		90,000			$3,270,150
	January 23, 2006		5,600			$203,476
	January 23, 2006			100,000	$36.58	$909,000
J. R. Vipond	January 29, 2007	$372,600
	January 23, 2006		5,000			$181,675
	January 23, 2006			35,000	$36.58	$318,150
M. H. Mitchell	January 29, 2007	$683,892
	January 23, 2006		8,000			$290,680
	January 23, 2006			25,000	$36.58	$227,250
A. I. duPont	January 29, 2007	$496,800
	January 23, 2006		6,000			$218,010
	January 23, 2006		800			$29,068
	January 23, 2006			25,000	$36.58	$227,250
G. A. Ward	January 29, 2007	$680,646
	January 23, 2006		5,000			$181,675
	January 23, 2006		1,600			$58,136
	January 23, 2006			25,000	$36.58	$227,250

(1)	All grants were effective as of the date on which the Compensation Committee met to approve them. Awards under the corporate and business unit EVA plans relating to the 2006 performance of the business and of the individual were finalized and approved at the January 29, 2007 meetings of the Compensation Committee and the Board of Directors.

(2)	The amounts shown are additions to the EVA account in which the named executive officer participates, as described in Note 3 to the Summary Compensation Table and in the Compensation Discussion and Analysis which begins on page 12. Both the amount of the EVA pool and the participant’s percentage of the pool are approved by the Compensation Committee, based on the performance of both the business and the individual, in January of the year following the year to which the award relates.

(3)	The exercise price of options awarded under the Crane Co. Stock Incentive Plan (on January 23, 2006, $36.58) is the fair market value of Crane Co. stock on the date of grant, calculated in accordance with the terms of the Plan by taking the average of the high and low trading prices over each of the ten trading days ending on the date of grant. The closing price of Crane Co. stock on the date of grant was $36.42.

(4)	The grant date fair value of each share of restricted stock, calculated by taking the average of the high and low trading prices on the date of grant, is $36.335. The grant date fair value of each stock option, calculated using the Black-Scholes option pricing model, is $9.09.

Annual Compensation of the Named Executive Officers

Base Salary—The base annual salary of the Chief Executive Officer is determined by the terms of his employment agreement, subject to annual increases as recommended by the Management Organization and Compensation Committee and approved by the Board of Directors. The base annual salary of each of the named executive officers other than the Chief Executive Officer is determined by the Chief Executive Officer and reviewed by the Committee. Based on the base salaries of the named executive officers, as well as the fair value of equity awards and non-equity incentive plan awards granted to them in 2006, base salary accounted for approximately 16% of the total compensation of the named executive officers.

EVA—Messrs. Fast, Vipond and duPont each received awards, which included cash compensation and grants of future benefits, under the Crane Co. Corporate EVA Incentive Compensation Plan, calculated with reference to Crane Co.’s financial results for 2006. Mr. Mitchell and Mr. Ward each received awards, also including both cash compensation and grants of potential future benefits, under the Fluid Handling Group and Aerospace Group EVA Plans, respectively. Grants relating to 2006 performance are not fixed until the first meeting of the Compensation Committee and the Board of Directors in 2007. The operation of the EVA plans is described in detail in the Compensation Discussion and Analysis beginning on page 12.

Stock Options and Restricted Stock—In 2006, consistent with previous practice, Crane Co. made annual grants of stock options and restricted stock to executives and other key employees, including the named executive officers, at the January 23 meeting of the Board of Directors.

Options become exercisable 50% one year, 75% two years and 100% three years after the grant date. Options expire, unless exercised, six years (ten years for options granted prior to 2004) after grant. The exercise price of the options granted on January 23, 2006 was $36.58, which was the fair market value of Crane Co. stock on the date of grant, calculated in accordance with the terms of the Plan by taking the average of the high and low market prices of the stock over last ten trading days including the date of grant. This method of calculating fair market value has been used by Crane Co. for all option grants since 1998. The exercise price may be paid by delivery of shares owned for more than six months, and income tax obligations related to the exercise may be satisfied by surrender of shares received upon exercise, subject to certain conditions.

The restricted shares vest as to one-third of the award on the first, second and third anniversaries of the date of grant, or upon the participant’s earlier death, permanent disability or normal retirement at age 65, or upon a change in control of Crane Co.

Retirement Shares—Certain provisions of the Internal Revenue Code limit the amount of compensation that can be considered in determining benefits under a tax-qualified defined benefit plan. Since 1995, the Committee has administered a supplemental retirement plan for selected executive officers and other key employees using grants of restricted stock to make up the shortfall in pension benefits imposed by this tax limitation. Such grants vest on the earlier of the executive’s normal retirement date at age 65 or the tenth anniversary of the date of grant, except in the case of Mr. Fast, whose shares will also vest in the event of his early retirement, subject to a prorated vesting if he retires before 2009. Grants under this program were made to Mr. Fast, Mr. duPont and Mr. Ward on January 23, 2006.

Other Compensation—The amounts appearing in the Summary Compensation Table under the caption ‘‘All Other Compensation’’ are disaggregated in footnote 5 to the table.

2006 Outstanding Equity Awards at Fiscal Year-End

The following table shows for each named executive officer the number of unexercised options and the number of shares of restricted stock that had not vested as of December 31, 2006. No such awards have been transferred by any of the named executive officers.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
E. C. Fast						223,805	$8,200,215
	125,280	0		$21.37	9/27/2009
	100,000	0		$26.95	1/22/2011
	200,000	0		$26.95	4/23/2011
	300,000	0		$23.23	1/28/2012
	180,000	0		$19.11	1/27/2013
	120,000	40,000	(3)	$33.31	4/26/2010
	65,000	65,000	(4)	$26.86	1/24/2011
	0	100,000	(5)	$36.58	1/23/2012
J. R. Vipond						8,334	$305,358
	50,000	50,000	(6)	$29.86	3/10/2011
	0	35,000	(5)	$36.58	1/23/2012
M. H. Mitchell						21,334	$781,678
	15,000	5,000	(3)	$33.31	4/26/2010
	15,000	15,000	(4)	$26.86	1/24/2011
	0	25,000	(5)	$36.58	1/23/2012
A. I. duPont						40,508	$1,484,213
	6,528			$20.71	4/21/2007
	65,056	0		$33.54	4/20/2008
	65,056	0		$21.96	4/5/2009
	40,000	0		$19.86	1/24/2010
	40,000	0		$26.95	1/22/2011
	40,000	0		$23.23	1/28/2012
	40,000	0		$19.11	1/27/2013
	22,500	7,500	(3)	$33.31	4/26/2010
	15,000	15,000	(4)	$26.86	1/24/2011
	0	25,000	(5)	$36.58	1/23/2012
G. A. Ward						34,121	$1,250,193
	11,385	0		$33.54	4/20/2008
	20,000	0		$26.95	1/22/2011
	20,000	0		$23.23	1/28/2012
	10,600	0		$19.11	1/27/2013
	22,500	7,500	(3)	$33.31	4/26/2010
	15,000	15,000	(4)	$26.86	1/24/2011
	0	25,000	(5)	$36.58	1/23/2012

(1)	Shares of restricted stock shown in this column include both time-based and retirement-based restricted shares. Time-based restricted shares will vest according to the following schedule:

Vesting Date	Fast	Vipond	Mitchell	duPont	Ward
January 23, 2007	30,000	1,666	2,666	2,000	1,666
January 24, 2007	30,000	—	5,000	6,666	2,666
January 27, 2007	10,000	—	—	2,000	750
January 28, 2007	—	—	—	1,000	750
March 10, 2007	—	1,666	—	—	—
April 26, 2007	20,000	—	3,334	4,000	2,668
January 23, 2008	30,000	1,666	2,666	2,000	1,666
January 24, 2008	30,000	—	5,000	6,668	2,668
January 27, 2008	10,000	—	—	2,000	750
March 10, 2008	—	1,668	—	—	—
January 23, 2009	30,000	1,668	2,668	2,000	1,668

Retirement-based restricted shares will vest according to the following schedule:

Vesting Date	Fast	duPont	Ward
April 21, 2007	—	238	—
April 20, 2008	—	238	—
April 5, 2009	—	687	—
April 10, 2010	—	1,300	2,900
January 28, 2012	5,605	2,311	2,669
January 24, 2015	22,600	6,600	11,700
January 23, 2016	5,600	800	1,600

Retirement-based restricted shares will also vest fully, in the cases of Mr. duPont and Mr. Ward, upon normal retirement at age 65. For Mr. Fast, retirement-based shares vest fully upon early retirement if after the tenth anniversary of his date of hire (September 27, 2009), or on a prorated basis if he retires earlier than that date.

(2)	Computed using a price of $36.64 per share, which was the closing market price of Crane Co. stock on the last trading day of 2006.

(3)	The unvested portion of this option grant will vest fully on April 26, 2007.

(4)	The unvested portion of this option grant will vest 50% on January 24, 2007, and 100% on January 24, 2008.

(5)	The unvested portion of this option grant will vest 50% on January 23, 2007; 75% on January 23, 2008; and 100% on January 23, 2009.

(6)	The unvested portion of this option grant will vest 50% on March 10, 2007, and 100% on March 10, 2008.

2006 Option Exercises and Stock Vested

The following table provides information on each exercise of stock options, and each vesting of restricted stock, for each of the named executive officers during 2006.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
E.C. Fast	300,000	$6,436,246	76,250	$3,067,300
J. R. Vipond	0	0	1,666	$63,391
M. H. Mitchell	0	0	8,333	$333,635
A. I. duPont	21,000	$394,870	17,472	$678,218
G. A. Ward	47,561	$995,623	8,082	$317,893

RETIREMENT BENEFITS

All officers of Crane Co. hired before January 1, 2006, including the individuals in the Summary Compensation Table, are participants in Crane Co.’s pension plan for all eligible employees. Directors who are not employees do not participate in the plan. Eligibility for retirement benefits is subject to certain vesting requirements, which include completion of five years of service where employment is terminated prior to normal or other retirement or death, as determined by applicable law and the plan. Benefit accruals continue for years of service after age 65.

The annual pension benefits payable under the pension plan are equal to 1 2/3% per year of service of the participant’s average annual compensation during the five highest compensated consecutive years of the 10 years of service immediately preceding retirement less 1 2/3% per year of service of the participant’s Social Security benefit, up to a maximum deduction of 50% of the Social Security benefit. Compensation for purposes of the pension plan is defined as total W-2 compensation plus employee contributions made under salary reduction plans less (i) reimbursements or other expense allowances; (ii) cash and noncash fringe benefits (including automobile allowances); (iii) moving expenses (including ‘‘home allowances’’); (iv) deferred compensation; (v) welfare benefits; (vi) severance pay; (vii) amounts realized from the exercise of a non-qualified stock option or the sale, exchange or other disposition of stock acquired under a qualified stock option; and (viii) amounts realized when restricted stock (or property) held by the employee is recognized in the employee’s taxable income under Section 83 of the Internal Revenue Code. In general, such covered compensation for any year would be equivalent to the sum of the salary set forth in the Summary Compensation Table for such years plus the bonus shown in the Table for the immediately preceding year.

The table below sets forth the number of years of credited service and the present value at December 31, 2006 of the accumulated benefit under the Pension Plan for each of the named executive officers.

Pension Benefits

Name (a)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
E. C. Fast	Crane Co. Pension Plan for Eligible Employees	7	132,756	—
J. R. Vipond	Crane Co. Pension Plan for Eligible Employees	2	43,420	—
M. H. Mitchell	Crane Co. Pension Plan for Eligible Employees	3	22,773	—
A. I. duPont	Crane Co. Pension Plan for Eligible Employees	11	171,704	—
G. A. Ward	Crane Co. Pension Plan for Eligible Employees	13	232,651	—

(1)	The actual retirement benefit at normal retirement date payable pursuant to Section 235(a) of the Tax Equity and Fiscal Responsibility Act of 1982 (and subsequent to 1986 at the age at which unreduced Social Security benefits may commence pursuant to the Tax Reform Act of 1986) may not exceed the lesser of $175,000 or 100% of the officer’s average compensation during his highest three consecutive calendar years of earnings (the ‘‘Tax Act Limitation’’). The Tax Act Limitation may be adjusted annually for changes in the cost of living. The dollar limit is subject to further reduction to the extent that a participant has fewer than 10 years of service with Crane Co. or 10 years of participation in the defined benefit plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following discussion describes and quantifies the payments that would be made to each of the named executive officers under a variety of circumstances, assuming that each had taken place on December 31, 2006: (1) the executive resigns voluntarily; (2) the executive is involuntarily terminated, either directly or constructively; (3) the executive retires; (4) the executive dies or becomes permanently disabled while employed, (5) a change in control of Crane Co. takes place, and (6) the executive is terminated following a change in control of Crane Co.

Payments or other benefits would be due to named executive officers, under the described circumstance, under the following plans and agreements:

Change in Control Agreements.    Each of the individuals other than Mr. Ward named in the Summary Compensation Table (and certain other executive officers) has an agreement which, in the event of a change in control of Crane Co., provides for the continuation of the employee’s then current base salary, bonus plan and benefits for the three-year period following the change in control. The agreements are for a three-year period, but are automatically extended annually by an additional year unless Crane Co. gives notice that the period shall not be extended.

Upon termination within three years after a change in control, by Crane Co. without cause or by the employee with ‘‘Good Reason’’ (as defined in the agreement), the employee is immediately entitled to a proportionate amount of the greater of the last year’s bonus or the average bonus paid in the three prior years, plus three times the sum of his or her annual salary and the greater of the last year’s bonus or the average of the last three years’ bonuses, and all accrued deferred compensation and vacation pay; employee benefits, medical coverage and other benefits also continue for three years after termination. If a change in control had taken place on December 31, 2006, and employment had terminated immediately thereafter, each of the executives having change in control agreements would have become entitled to the following payment under this provision: Mr. Fast, $6,718,261; Mr. Vipond, $2,253,517; Mr. Mitchell, $2,404,789; and Mr. duPont, $2,278,797.

‘‘Good Reason’’ under the change in control agreements includes, among other things, any action by Crane Co. which results in a diminution in the position, authority, duties or responsibilities of the employee. The agreements also provide that the employee may terminate his or her employment for any reason during the 30 day period immediately following the first year after the change of control, which shall be deemed ‘‘Good Reason’’ under the agreement.

If it is determined that any economic benefit or payment or distribution by Crane Co. to the individual, pursuant to the agreement or otherwise (including, but not limited to, any economic benefit received by the employee by reason of the acceleration of rights under the stock option and restricted stock plans of Crane Co.) (‘‘Payment’’), is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the change in control agreements provide that Crane Co. shall make additional cash payments to the employee such that after payment of all taxes including any excise tax imposed on such additional payments, the employee will retain an amount sufficient to pay the excise tax on all the Payments. If a change in control had taken place on December 31, 2006, and employment had terminated immediately thereafter, each of the executives named above having change in control agreements would have become entitled to the following payment under this provision: Mr. Fast, $2,565,710; Mr. Vipond, $954,874; Mr. Mitchell, $917,872; and Mr. duPont, $0.

EVA Plans.    Under the terms of the Crane Co. EVA Plan and the divisional EVA plans, the EVA ‘‘bank’’ account is forfeited if a participant resigns voluntarily or is terminated, but is paid in full in the event of retirement at age 65 (or earlier at the discretion of the Compensation Committee), death or disability, or upon a change in control. The EVA bank accounts of the named executive officers at December 31, 2006, prior to the grants of awards based on 2006 results, stood as follows: Mr. Fast, $291,805; Mr. Vipond, $85,991; Mr. Mitchell, $121,961; Mr. duPont, $192,529; and Mr. Ward, $614,225.

Restricted Stock.    Under the terms of the Stock Incentive Plan, any unvested shares of restricted stock are forfeited in the event of resignation or termination, but vest immediately upon a change in control. The Compensation Committee may, in its sole discretion, waive the forfeiture period and allow shares of restricted stock to vest in the event of retirement, death or disability. If the then unvested restricted stock owned by each of the named executive officers had become vested as of December 31, 2006, and assuming the value of Crane Co. stock to be $36.64 per share, the closing price on the last trading day of 2006, the aggregate value to each of the named executive officers would have been as follows: Mr. Fast, $8,200,215; Mr. Vipond, $305,358; Mr. Mitchell, $781,678; Mr. duPont, $1,484,213; and Mr. Ward, $1,250,193.

Stock Options.    Under the terms of the existing stock option grants under the Stock Incentive Plan, any options previously granted but not exercisable at the time of termination are cancelled in the event of voluntary or involuntary termination of employment, but unvested options become exercisable in the event of retirement, death or permanent disability, or termination following a change in control. If the then unvested stock options of each of the named executive officers had become exercisable as of December 31, 2006, and assuming the value of Crane Co. stock to be $36.64 per share, the closing price on the last trading day of 2006, the aggregate value to each of the named executive officers of exercising the options on that date would have been as follows: Mr. Fast, $774,900; Mr. Vipond, $341,100; Mr. Mitchell, $164,850; Mr. duPont, $173,175; and Mr. Ward, $173,175.

Employment Agreement—Mr. Fast.    On January 22, 2001 Crane Co. entered into an employment agreement with Mr. Fast pursuant to which Mr. Fast agreed to serve as President and Chief Executive Officer of Crane Co. commencing on the date of the 2001 Annual Meeting, April 23, 2001. The employment agreement is renewable each year for one additional year unless either party gives written notice to the other, and provides for the following compensation: (i) an annual salary of no less than $650,000; (ii) participation in the EVA Incentive Compensation Plan; (iii) the grant of certain stock options in 2001 and 2002; and (iv) the grant of certain shares of restricted stock in 2001. The employment agreement also contains certain covenants of Mr. Fast concerning confidentiality, non-competition and non-solicitation of employees after termination of employment.

If Crane Co. terminates Mr. Fast’s employment other than for cause, Mr. Fast would be entitled to receive a lump sum cash payment equal to two times his annual base salary plus the higher of his current EVA bank account or two times his highest EVA bonus payment in the preceding five years. If Crane had terminated Mr. Fast’s employment as of December 31, 2006, such cash payment would have been $3,621,762. In addition, all of Mr. Fast’s stock options would become fully vested and exercisable and all of his restricted stock would become fully vested, yielding the values set forth in the preceding two paragraphs.

Severance Pay.    Crane Co.’s stated severance policy is to pay salaried employees one week per year of service upon termination for the convenience of Crane Co.; however, Crane Co.’s prevailing practice on severance in the case of executive officers is to pay the executive an amount equal to one year’s base salary, either in a lump sum or by continuation of semi-monthly payroll distributions, at the election of the executive, with medical, dental and other welfare benefits and pension benefits continuing during such period. In the case of Mr. Fast, this severance policy would be superseded by the terms of his employment agreement. Under this practice, if each of the named executive officers other than Mr. Fast had been terminated as of December 31, 2006, the severance to which they would have been entitled would have been as follows: Mr. Vipond, $329,600; Mr. Mitchell, $283,920; Mr. duPont, $296,350; and Mr. Ward, $268,799.

The table below reflects the estimated compensation that each of the named executive officers would receive in the event of such executive’s voluntary resignation, involuntary termination, normal retirement, death or disability, change in control and termination following a change of control. The amounts shown assume that such termination was effective as of December 31, 2006, and include amounts earned through that date. They are therefore not equivalent to the amount that would be paid out to the executive upon termination at another time.

Name	Voluntary Resignation	Involuntary Termination	Retirement	Death or Disability	Change in Control	Change in Control and Termination
E. C. Fast	$—	$12,596,877	$2,673,357	$2,673,357	$8,860,057	$18,259,086
J. R. Vipond	$—	$329,600	$496,461	$496,461	$460,719	$3,854,849
M. H. Mitchell	$—	$283,920	$571,435	$571,435	$1,188,263	$4,269,189
A. I. duPont	$—	$296,350	$947,270	$947,270	$1,812,253	$3,936,185
G. A. Ward	$—	$268,799	$1,752,351	$1,752,351	$2,138,009	$2,579,983

Compensation of Directors

The standard retainer payable to each non-employee director is currently $65,000 per year. Pursuant to the Non-Employee Director Stock Compensation Plan, non-employee directors receive, in lieu of cash, shares of stock (rounded to the nearest ten shares) with a market value equal to 50% of the standard annual retainer. The other 50% of the annual retainer is paid in cash. All directors who are not employees of Crane Co., of whom there are currently 11, participate in the plan. The shares are issued each year as of the date of the Annual Meeting, are forfeitable if the director ceases to remain a director until Crane Co.’s next Annual Meeting, except in the case of death, disability or change in control, and may not be sold for a period of five years or until such earlier date as the director leaves the Board. In April 2006 each non-employee director received 790 restricted shares of Common Stock pursuant to this plan. Mr. Evans, the Chairman of the Board, does not participate in the Non-Employee Director Stock Compensation Plan.

In addition, under the Non-Employee Director Stock Compensation Plan an option to purchase 2,000 shares of Common Stock is granted to each non-employee director as of the date of each Annual Meeting of shareholders. Each such option has an exercise price equal to the fair market value at the date of grant, has a term of 10 years and vests 50% after one year, 75% after two years and 100% after three years from the date of grant. On April 24, 2006 each non-employee director other than Mr. Queenan received an option to purchase 2,000 shares at an exercise price of $41.37 per share. Mr. Queenan elected to continue to participate in the Crane Co. Retirement Plan for Non-Employee Directors (see description below), and therefore does not receive any stock option grants under the Non-Employee Director Stock Compensation Plan.

Non-employee directors also receive $2,000 for each Board meeting attended. Non-employee members of the Executive Committee receive a supplemental annual retainer of $2,000. Members of other committees receive $2,000 for each committee meeting attended, and committee chairmen receive a supplemental annual retainer of $10,000 for the Audit Committee and $7,500 for the Management Organization and Compensation Committee and the Nominating and Governance Committee.

The Crane Co. Retirement Plan for Non-Employee Directors provides for a benefit upon retirement at or after age 65 equal to the participant’s annual retainer in effect at the time service terminates, payable for a period of time equal to the number of years the participant has served on the Board and not as an employee. After two years of service, participants are 50% vested in benefits payable, and after each full year of service thereafter, participants are vested in an additional 10%. In the event of death, disability or change in control, participants are automatically 100% vested and, in the case of a change in control, a minimum of seven years of retirement benefits is payable. Additionally, a participant leaving the Board after a change in control would be entitled to receive, in lieu of installment payments, a lump sum cash payment such that the participant will retain, after all applicable taxes, the actuarial equivalent of the benefits payable under the plan. A former director may receive his benefits prior to age 65 on an actuarially reduced basis. The plan is unfunded and benefits thereunder are payable from Crane Co.’s general assets, either in the form of a joint and survivor annuity or, if the director so elects upon reaching age 55, in the form of a survivor annuity should the director die while in service. The Retirement Plan for Non-Employee Directors was terminated as to active directors when the Non-Employee Director Stock Compensation Plan was approved by shareholders in April 2000, but Mr. Queenan has elected to continue his participation in the Retirement Plan in lieu of any option grants under the Stock Compensation Plan. Certain former Crane Co. directors continue to receive their retirement benefits under the Retirement Plan.

Director Compensation in 2006

The following table shows the compensation in 2006 of all directors except Mr. Fast, the Chief Executive Officer, whose compensation is shown in the Summary Compensation Table on page 20.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($)		Total ($)

E. T. Bigelow	$79,629	$30,706	$18,791	—		$129,126
D. G. Cook	$58,125	$33,697	$14,933	—		$106,755
K. E. Dykstra	$62,125	$30,706	$17,910	—		$110,741
R. S. Evans	$100,000	—	—	$397,312	(4)	$497,312
R. S. Forte	$60,125	$30,706	$18,791	—		$109,622
D. R. Gardner	$74,125	$30,706	$18,791	—		$123,622
J. Gaulin	$73,625	$30,706	$18,791	—		$123,122
W. E. Lipner	$54,125	$30,706	$18,791	—		$103,622
P. R. Lochner, Jr. (5)	$4,708	$1,107	$330	—		$6,145
R. F. McKenna (6)	$52,125	$28,592	$11,076	—		$91,793
C. J. Queenan, Jr.	$81,461	$30,706	—	—		$112,167
J. L. L. Tullis	$58,125	$30,706	$17,910	—		$106,741

(1)	Directors who are not employees of Crane Co. receive a standard retainer of $65,000 per year, half of which is payable in cash and half in shares. In addition, non-employee directors receive $2,000 for each Board and committee meeting attended.

(2)	Amounts in this column reflect the expense recognized for financial statement reporting purposes for the indicated fiscal year, in accordance with FAS 123R, with respect to awards of time-based restricted shares of Crane Co. stock, which may include awards made during the indicated year or earlier; however, the estimate of forfeitures related to service-based vesting conditions is disregarded for purposes of this valuation. Awards of restricted stock during 2006, all pursuant to the Non-Employee Director Stock Compensation Plan, were as follows: Mr. McKenna, 170 shares on January 23 in connection with his election to the Board; Ms. Dykstra and Messrs. Bigelow, Cook, Forte, Gardner, Gaulin, Lipner, McKenna, Queenan and Tullis, 790 shares on April 24 in connection with the Annual Meeting; and Mr. Lochner, 350 shares on December 4 in connection with his election to the Board. Mr. Evans does not participate in the Non-Employee Director Stock Compensation Plan. There were no forfeitures of restricted shares by any of the directors during the year. The assumptions on which this valuation is based are set forth in Note 13 to the audited financial statements included in Crane Co.’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.

(3)	Amounts in this column reflect the expense recognized for financial statement reporting purposes for the indicated fiscal year, in accordance with FAS 123R, with respect to awards of options to purchase shares of Crane Co. stock, which may include awards made during the indicated year or earlier; however, the estimate of forfeitures related to service-based vesting conditions is disregarded for purposes of this valuation. Awards of stock options during 2006, all pursuant to the Non-Employee Director Stock Compensation Plan, were as follows: Mr. McKenna, 500 shares on January 23 in connection with his election to the Board; Ms. Dykstra and Messrs. Bigelow, Cook, Forte, Gardner, Gaulin, Lipner, McKenna and Tullis, 2,000 options on April 24 in connection with the Annual Meeting; and Mr. Lochner, 833 options on December 4 in connection with his election to the Board. Mr. Evans and Mr. Queenan do not participate in the Non-Employee Director Stock Compensation Plan. There were no forfeitures of stock options by any of the directors during the year. The assumptions on which this valuation is based are set forth in Note 13 to the audited financial statements included in Crane Co.’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.

(4)	Represents the aggregate incremental cost to Crane Co. of personal use of corporate aircraft, including aircraft leased by Crane Co. from a third party operator, less amounts paid by Mr. Evans under a time share agreement.

(5)	Mr. Lochner was elected a Director on December 4, 2006.

(6)	Mr. McKenna was elected a Director on January 23, 2006.

OTHER AGREEMENTS AND INFORMATION

Indemnification Agreements.    Crane Co. has entered into indemnification agreements with Mr. Fast, each other Director, Messrs. Vipond, Mitchell, duPont and Ward, and the ten other executive officers of Crane Co., the form of which was approved by the shareholders at the 1987 Annual Meeting. The indemnification agreements require Crane Co. to indemnify the officers or directors to the full extent permitted by law against any and all expenses (including advances of expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with any claim against the indemnified person arising out of services as a director, officer, employee, trustee, agent or fiduciary of Crane Co. or for another entity at the request of Crane Co., and either to maintain directors and officers liability insurance coverage or to the full extent permitted by law to indemnify such person for the lack of such insurance.

Employment Agreement—Mr. Evans.    Mr. R.S. Evans serves as non-executive Chairman of the Board pursuant to an agreement entered into in 2001 upon his retirement as Chief Executive Officer of Crane Co. Under this agreement as amended in April 2004, Mr. Evans receives an annual retainer of $100,000. In addition, Crane Co. provides Mr. Evans with an office at its headquarters and the use of the corporate airplane for business and personal use subject to the approval of the Chief Executive Officer. The agreement has a term of three years, renewable each year for an additional year, and if Crane Co. terminates Mr. Evans’ employment other than for cause, or if Mr. Evans terminates his employment for Good Reason (as defined in the agreement) or for any reason after a change in control, Mr. Evans would be entitled to receive a lump sum cash payment equal to the full amount of his retainer through the end of the term of the agreement.

Use of Company Aircraft.    Crane Co. has entered into time share agreements with Mr. Evans and Mr. Fast regarding personal use of the corporate aircraft, including aircraft leased by Crane Co. from a third party operator. Under these agreements, which became effective on January 1, 2004 and were renewed on January 30, 2007, Crane Co. agrees to lease the aircraft to the executive pursuant to federal aviation regulations and to provide a qualified flight crew, and the executive agrees to pay Crane Co. for each flight an amount equal to the lesser of (i) the amount calculated for personal use of aircraft under Department of Treasury regulations or (ii) the sum of specified expenses actually incurred for such flight. During 2006, the aggregate incremental cost to Crane Co. for personal use of the aircraft by Messrs. Evans and Fast, less amounts paid by them under the time share agreements, was $397,312 and $62,656, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

For the year ended December 31, 2006 each director and executive officer filed all required reports under Section 16(a) of the Securities Exchange Act of 1934 on time, with the exception of one report regarding grants of restricted stock and stock options to Mr. A. Krawitt, which was filed thirteen business days late. To Crane Co.’s knowledge, based solely on a review of the copies of such reports furnished to it, each beneficial owner of more than 10% of Crane Co.’s Common Stock filed all required reports under Section 16(a) of the Securities Exchange Act of 1934 in a timely manner.

OTHER TRANSACTIONS AND RELATIONSHIPS

Mr. Queenan.    The law firm of Kirkpatrick & Lockhart Preston Gates Ellis LLP furnished legal services to Crane Co. in 2006, predominantly for asbestos-related matters, for which Crane Co. paid approximately $29.4 million. Mr. Queenan retired in 1995 as a partner of a predecessor law firm; he remains senior counsel to the firm, but no longer has any interest in its profits.

Ms. Dykstra.    Crane Co. paid Automatic Data Processing, Inc. approximately $1.5 million in 2006 for payroll processing, automated time and attendance, and shareholder communication services, in a series of arm’s-length transactions. Ms. Dykstra was Vice President-Finance and Chief Financial Officer of Automatic Data Processing, Inc. until May 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Management Organization and Compensation Committee is or has ever been an officer or employee of Crane Co., and no executive officer of Crane Co. has served as a director or member of the compensation committee of another company of which any member of the Management Organization and Compensation Committee is an executive officer.

PRINCIPAL ACCOUNTING FIRM FEES

Set forth below is a summary of the fees paid for the years ended December 31, 2006 and 2005 to Crane Co.’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

	2006	2005
	($ in thousands)
Audit fees (a)	$3,189	$2,969
Audit-related fees (b)	105	198
Tax fees (c)	412	316
All other fees (d)	2	3
Total	$3,708	$3,486

(a)	Audit services consisted of: (i) audit of Crane Co.’s annual financial statements; (ii) reviews of Crane Co.’s quarterly financial statements; (iii) Sarbanes-Oxley Act, Section 404 attestation matters; and (iv) statutory and regulatory audits, comfort letters, consents and other services related to Securities and Exchange Commission matters.

(b)	Audit-related services consisted of (i) benefit plan audit fees paid by Crane Co., (ii) acquisition assistance, (iii) agreed-upon procedures reports and (iv) financial accounting and reporting consultations.

(c)	Fees for tax compliance services totaled $402 and $287 in 2006 and 2005, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings. Fees for tax planning and advice services totaled $10 and $30 in 2006 and 2005, respectively.

(d)	Fees for all other services billed consisted of fees for software licenses.

	2006	2005
Ratio of tax planning and advice fees and all other fees to audit fees, audit-related fees and tax compliance fees	0.3%	1.0%
Percentage of non-audit services approved by the Audit Committee	100%	100%

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the ‘‘Committee’’) assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Crane Co. All of the members of the Committee qualify as ‘‘independent’’ under the provisions of Section 10A of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement confirming the absence of any relationships between the auditors and Crane Co. that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, ‘‘Independence Discussions with Audit Committees.’’ The Committee discussed with the auditors any activities that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditors’ independence. The Committee received a report on the quality control procedures of the independent auditors as well as the most recent peer review conducted under guidelines of the American Institute of Certified Public Accountants. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of Crane Co.’s internal controls, with particular focus on compliance with Section 404 of the Sarbanes-Oxley Act of 2002, as well as the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed with the independent auditors and the internal auditors their audit plan and audit scope. The Committee reviewed with management the risk assessment and risk management procedures of Crane Co.

The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, ‘‘Communication with Audit Committees’’ and, both with and without members of management present, discussed and reviewed the independent auditors’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited financial statements of Crane Co. as of and for the year ended December 31, 2006, with management and the independent auditors. Management is responsible for the preparation, presentation and integrity of Crane Co.’s financial statements, Crane Co.’s internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. Crane Co.’s independent auditors are responsible for performing an independent audit of Crane Co.’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

Based on the above-mentioned review and discussions with the independent auditors, the Committee recommended to the Board of Directors that Crane Co.’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Members of the Committee may rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of Crane Co.’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Crane Co.’s auditors are in fact ‘‘independent.’’

The Committee approved a policy regarding services by Crane Co.’s independent auditors, effective January 1, 2003. Under this policy, the independent auditors are prohibited from performing certain services in accordance with Section 202 of the Sarbanes-Oxley Act of 2002. With respect to non-prohibited services to be provided by the independent auditors, the policy requires that a budget for such services be prepared by management and approved by the Committee at the beginning of each fiscal year, and any expenditure outside of the budget or within the approved budget but in excess of $100,000 must also be approved by the Committee in advance. Pursuant to this policy, the Committee reviewed and approved the budget for the audit and other services to be provided by Deloitte & Touche LLP in 2007. The Committee also recommended the reappointment, subject to shareholder approval, of Deloitte & Touche LLP to serve as independent auditors and the Board of Directors concurred in such recommendation.

Submitted by:
The Audit Committee of the Board of Directors of Crane Co.
K.E. Dykstra R.S. Forté D.R. Gardner J. Gaulin C.J. Queenan, Jr. (Chairman)

APPROVAL OF THE SELECTION OF AUDITORS

The Board of Directors proposes and recommends that the shareholders approve the selection of the firm of Deloitte & Touche LLP as independent auditors for Crane Co. for 2007. Deloitte & Touche LLP have been Crane Co.’s independent auditors since 1979. Unless otherwise directed by the shareholders, proxies will be voted for approval of the selection of Deloitte & Touche LLP to audit our consolidated financial statements for 2007. We expect that representatives of Deloitte & Touche LLP will attend the Annual Meeting, where they will have an opportunity to make a statement if they wish to do so and to respond to appropriate questions.

Equity Compensation Plan Information

As of the record date for the 2007 Annual Meeting, February 28, 2007, Crane Co. had 5,597,168 stock options outstanding, with a weighted average exercise price of $29.59 and a weighted average remaining contractual term of 4.37 years, as well as 604,758 shares of restricted stock outstanding. Two equity compensation plans are proposed to be approved by shareholders at the Annual Meeting; if the new plans are approved, no further awards will be granted under either of the existing plans, the 2000 Non-Employee Director Stock Compensation Plan or the 2004 Stock Incentive Plan. Please see below under ‘‘Proposal to Approve 2007 Stock Incentive Plan’’ and ‘‘Proposal to Approve 2007 Non-Employee Director Compensation Plan.’’

The following table shows information regarding our equity compensation plans as of December 31, 2006:

	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans approved by security holders:
2004 Stock Incentive Plan	4,597,859	$28.36	1,605,188
2000 Non-employee Director Stock Compensation Plan	213,533	26.46	139,990
Equity Compensation Plans not approved by security holders	—	—	—
Total	4,811,392	$28.28	1,745,178

PROPOSAL TO APPROVE 2007 STOCK INCENTIVE PLAN

INTRODUCTION

The Board of Directors believes that Crane Co.’s stock incentive program is an integral part of our approach to long-term incentive compensation, focused on shareholder return, and our continuing efforts to align shareholder and management interests. We believe that growth in shareholder value depends on, among other things, our continued ability to attract and retain employees, in a competitive workplace market, with the experience and capacity to perform at the highest levels. The Board of Directors believes that to ensure its vitality, Crane Co.’s equity program for its key employees should be reviewed periodically to determine whether it remains a viable source of incentive compensation both in terms of the number of shares of stock available for awards and, in general, in terms of its design. The Management Organization and Compensation Committee, with the assistance of Hewitt Associates, has conducted such a review and recommended to the Board the adoption of the 2007 Stock Incentive Plan, a copy of which appears as Appendix A to this proxy statement.

The current 2004 Stock Incentive Plan was approved by the Board of Directors and the shareholders in 2004. The 2004 Stock Incentive Plan authorizes the issuance of up to 4,500,000 shares of stock pursuant to stock option and/or restricted shares grants to officers and other key employees, provided that no more than 1,500,000 shares may be issued as restricted shares. As of the record date for the 2007 Annual Meeting there were 595,781 shares available for grants under the 2004 Stock Incentive Plan, of which no more than 488,205 shares may be issued as restricted shares. Awards available under the 2004 Stock Incentive Plan are incentive stock options which meet the requirements of Section 422 of the United States Internal Revenue Code of 1986, as amended (the ‘‘Code’’), non-qualified stock options and restricted share awards.

The Board of Directors believes that the grant of equity-based compensation to key executives is a vital factor in attracting and retaining effective and capable personnel who contribute to the growth and success of Crane Co. and in establishing a direct link between the financial interests of such individuals and of our shareholders. In view of the limited number of shares remaining available to provide such incentives under the 2004 Stock Incentive Plan, the Board of Directors approved and believes that it is desirable that the shareholders approve the 2007 Stock Incentive Plan, which authorizes the issuance of up to 3,000,000 shares of Crane Co. stock for grants of equity-based compensation as described below. If the 2007 Stock Incentive Plan is approved by shareholders, no more than 500,000 shares may be awarded as restricted shares or restricted share units (see below).

The 2004 Stock Incentive Plan is the only plan under which Crane Co. may make equity awards to employees. Under the 2004 Stock Incentive Plan, the principal forms of equity awards are stock options and restricted share awards. While the Board of Directors continues to believe that stock option and restricted share awards remain an effective means of rewarding and providing an incentive for employees, on the recommendation of the Compensation Committee and with input from its compensation consultants, the Board believes that Crane Co.’s compensation program should include other forms of equity to enhance the flexibility of the program, permitting us to respond appropriately to developments in tax, regulatory, accounting and other rules. Accordingly, the Board of Directors is also proposing that the 2007 Stock Incentive Plan include the flexibility to award restricted share units. Restricted share units are accounts established for employees that will be settled in cash or, in the Committee’s discretion, shares of stock. The Board notes that the award of restricted share units minimizes equity grant expenses, while at the same time providing a form of award that is consistent with grants made by similar companies.

The purpose of the 2007 Stock Incentive Plan is to attract and retain key employees who are and will be contributing to the success of the business, to motivate and reward employees who have made significant contributions, and to encourage them to continue to give their best efforts to our future success, to provide competitive incentive compensation opportunities, and to provide further opportunities for stock ownership by employees in order to increase their proprietary interest in Crane Co. and their personal interest in its continued success.

Accordingly, on February 26, 2007 the Board approved, subject to shareholder approval, the 2007 Stock Incentive Plan, which includes the authority to make awards of restricted share units and reflects the maximum award amounts set forth above.

Principal Provisions of Crane Co. 2007 Stock Incentive Plan

Shown below is a brief summary of the 2007 Stock Incentive Plan, a copy of which is attached to this Proxy Statement as Appendix A. This summary is qualified in its entirety by reference to the 2007 Stock Incentive Plan.

In General

The 2007 Stock Incentive Plan is administered by the Management Organization and Compensation Committee of the Board or such other committee composed of at least three members of the Board as may be designated by the Board from time to time (referred to herein as ‘‘the Committee’’). Awards (as defined below) available for granting under the 2007 Stock Incentive Plan are as described above. Participants in the 2007 Stock Incentive Plan are such key employees of Crane Co. and its subsidiaries as the Committee may designate. Subject to adjustment based on recapitalizations and other similar financial events, the maximum number of shares of stock for which Awards may be granted under the 2007 Stock Incentive Plan to any single individual in any calendar year will not exceed 500,000 shares. All awards granted under the 2007 Stock Incentive Plan will be evidenced by agreements in a form designated by the Committee, and subject to the terms and conditions of the 2007 Stock Incentive Plan.

Type of Awards

The 2007 Stock Incentive Plan provides for the grant of incentive stock option awards, non-qualified stock options, restricted shares and restricted share units. These are referred to herein collectively as ‘‘Awards.’’

Stock Options

Employees receiving options (‘‘optionees’’) have the right to purchase a specified number of shares of stock at a specified option price (‘‘Purchase Price’’), subject to the terms and conditions established and specified in an agreement memorializing the grant. All options must be granted at an exercise price that is at least equal to 100% of the fair market value of Crane Co. common stock on the date of grant. Fair market value on a given day is defined as the closing market price on that day.

No option may be exercised after the sixth anniversary of its grant date. Unless otherwise determined by the Committee, all options must be subject to the following vesting schedule: 25% after completion of one (1) year following the grant date, 50% after completion of the second year following the grant date, 75% after completion of the third year following the grant date and 100% after completion of the fourth year following the grant date. In the event of an optionee’s termination because of death or permanent disability or after a change in control, options shall vest 100%. Options must be exercised within 90 days of an optionee’s termination of employment, except in the event of death of the optionee, in which case his or her beneficiary or estate may exercise the options for up to twelve (12) months following the employment termination date, but in all events event no later than the sixth anniversary of the grant date.

The optionee must pay the Purchase Price for shares to be purchased in full at the time of exercise in cash or, in whole or in part, by tendering (either actually or by attestation) shares of Crane Co. common stock. Upon approval, options may be exercised in the form of a ‘‘cashless exercise’’ through a broker, supported by an irrevocable and unconditional undertaking by the broker to deliver sufficient funds to pay the applicable exercise price and tax withholding, if any.

Restricted Share and Restricted Share Unit Awards

Restricted share awards entitle recipients to acquire shares of Crane Co. common stock, and restricted share unit awards entitle recipients to receive a notional account settled as described below, subject to forfeiture by the recipient in the event that the conditions specified in the applicable award agreement are not satisfied prior to the end of the applicable restriction period established for the award.

Each restricted share or restricted share unit award will be granted pursuant to an agreement that will specify the terms pursuant to which the Company’s right of forfeiture shall lapse. These terms may be based on performance standards, periods of service, the recipient’s retention of ownership of specified shares of Crane Co. common stock, or other criteria, as the Committee may establish.

The Committee may determine, at the time of grant, that a restricted share or restricted share unit award made to one of our officers will vest solely upon achievement of specified performance criteria designed to qualify as ‘‘performance-based’’ compensation in accordance with Section 162(m) of the Internal Revenue Code. Performance targets will include specified levels of one or more of the following (in absolute terms or relative to one or more other companies or indices): revenues, free cash flow, return on assets, operating income, return on investment, economic value added, return on stockholders’ equity, stock price appreciation, total share return, earnings before interest, taxes, depreciation and amortization, earnings per share and/or growth in earnings per share. The terms of any restricted share or restricted share units award granted under the 2007 Stock Incentive Plan are to be set forth in an agreement which shall contain provisions as determined by the Committee that are not inconsistent with the 2007 Stock Incentive Plan.

Restricted share units will, in general, be settled in the form of a cash payment, but may be also settled in shares of Crane Co. common stock.

Plan Benefits Table

As of the record date for the Annual Meeting, approximately 200 individuals were eligible to receive awards under the 2007 Stock Incentive Plan, including the Company’s fifteen executive officers. The granting of awards under the 2007 Stock Incentive Plan is discretionary. As such, the Board can not now determine the number, value or type of awards to be granted in the future for any individual or group of individuals. As of the record date for the 2007 Annual Meeting, the closing price per share of Crane Co. stock was $38.06.

Term; Amendments; Restrictions

The 2007 Stock Incentive Plan will become effective if it is approved by the shareholders at the 2007 Annual Meeting and shall remain in effect until terminated by the Board of Directors, provided that no

Awards may be granted under the Plan after the date that is six years from the date of such approval. The Board may amend, rescind or terminate the 2007 Stock Incentive Plan at any time in its discretion, provided that:

(i) no change may be made in awards previously granted under the Plan that would impair the recipient’s rights without his or her consent, and

(ii) no amendment to the Plan may be made without approval of the shareholders if the effect of that amendment would be to (A) increase the number of shares reserved for issuance under the Plan (other than an increase solely to reflect a reorganization, stock split, merger, spinoff or similar transaction); (B) expand the types of awards available under the Plan; (C) materially change the eligibility requirements under the Plan; (D) change the method of determining the exercise price of options granted under the Plan; or (E) materially revise the terms of the Plan in such a manner that shareholder approval would be required.

The 2007 Stock Incentive Plan does not permit, and may not be amended to permit, the issuance of new Awards in exchange for the cancellation of outstanding Awards or any other practice deemed to be ‘‘repricing,’’ including without limitation the Company’s purchase of options as to which the Purchase Price exceeds the fair market value of the Crane Co. common stock underlying the option, without shareholder approval.

To facilitate the approval of the Plan, Crane Co. commits that with respect to the number of shares subject to awards granted (whether under the Plan or other shareholder-approved and non-shareholder-approved plans) over the next three fiscal years, we will maintain an average annual burn rate (awards granted divided by shares outstanding) over that period that does not exceed 2.57% of the number of common shares outstanding as of the end of the three fiscal years. For purposes of calculating the number of shares granted in a particular year, all awards will first be converted into option-share equivalents. Each share underlying option awards shall count as equivalent to one option share. Each share that is subject to awards other than options will count as equivalent to two option shares.

Crane Co. does not anticipate granting any new awards under the 2004 Stock Incentive Plan between the record date for the 2007 Annual Meeting and the date of the Annual Meeting, which will be the effective date of the 2007 Stock Incentive Plan if it is approved by shareholders. In addition, if the 2007 Plan is approved, no further awards will be granted under the 2004 Plan.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR approval of the Crane Co. 2007 Stock Incentive Plan. Approval of the plan requires the affirmative vote of a majority of the votes cast on this proposal at the meeting, provided that a majority of the votes entitled to be cast at the meeting are cast for or against the proposal. See Outstanding Shares and Required Votes, page 1.

PROPOSAL TO APPROVE 2007 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

Introduction

The Board of Directors believes that fair and reasonable compensation of the members of the Board is integral to Crane Co.’s continued ability to attract and retain highly qualified persons to serve on the Board. Board compensation is currently paid pursuant to the Non-Employee Director Stock Compensation Plan. The Company’s annual retainer payable to each non-employee director is currently $65,000. Under the current plan, non-employee directors receive, in lieu of cash, shares of Crane Co. common stock (rounded to the nearest ten shares) with a market value equal to 50% of the annual retainer. The other 50% of the annual retainer is paid in cash. The shares are issued each year as of the date of the annual shareholders meeting, are forfeitable if the director ceases to remain a director until the next annual meeting (except in the case of death, disability or change in control), and may not be sold for a period of five years or such earlier date as the director leaves the Board.

In addition, each non-employee director who participates in the Plan is granted an option to purchase 2,000 shares of Crane Co. common stock, as of the date of each annual shareholders meeting. Options are subject to a three-year vesting schedule, and are forfeitable if the director terminates from Board service prior to a vesting date, except because of death or disability. Non-employee directors also receive $2,000 for each Board or Committee meeting attended. Non-employee members of the Executive Committee receive a supplemental annual retainer of $2,000. Each committee chair receives a supplemental annual retainer: $10,000 for the Audit Committee and $7,500 for the Management Organization and Compensation Committee and the Nominating and Governance Committee.

The Board of Directors believes that its Board compensation practices should be reviewed periodically to determine whether they remain competitive in terms of amount of compensation and plan design. The Management Organization and Compensation Committee, with the assistance of Hewitt Associates, has conducted such a review and recommended to the Board the adoption of the 2007 Non-Employee Director Compensation Plan (the ‘‘Director Compensation Plan’’), a copy of which appears as Appendix B to this Proxy Statement. In approving the Director Compensation Plan and directing that it be presented to the shareholders for approval, the Board determined that modifications to the director compensation plan to align amounts of remuneration and the features of the plan more closely with current trends in board compensation practices will ensure that Crane Co. continues to attract and retain high quality directors dedicated to its long-term continued growth and vitality.

The purpose of the Director Compensation Plan is to attract and retain non-employee directors to serve on the Board by providing remuneration in amounts competitive with current practices and in a form consistent with current trends, and by providing an equity interest that will align each director’s long-term interests in Crane Co.’s continued growth with that of our shareholders. The Director Compensation Plan, consistent with current trends and practices, will also provide each individual director with an opportunity to structure Board remuneration in a tax-efficient manner.

Principal Provisions of the 2007 Non-Employee Director Compensation Plan

Shown below is summary information with respect to the Director Compensation Plan. All directors who are not employees, of whom there are currently ten (excluding Mr. Jean Gaulin, who is retiring from the Board effective at the 2007 Annual Meeting), are eligible to participate in the Director Compensation Plan.

Under the Director Compensation Plan, non-employee Directors will receive the following remuneration for their services.

Annual Retainer

Each non-employee director will be paid an annual retainer for his or her services to the Board, which will be $75,000 for 2007 and may be adjusted by the Board in subsequent years. The annual retainer is paid to each non-employee director at the close of the annual shareholders’ meeting. Non-employee directors who join the Board during the year will receive a prorated payment of the annual retainer based on the number of days between the appointment date and the date of the next following annual shareholders’ meeting.

Fifty percent (50%) of the annual retainer is paid to the non-employee directors in cash. The value of the remaining fifty percent (50%) is credited to the director’s account under the Director Compensation Plan as a Deferred Stock Unit (‘‘DSU’’). Non-employee directors may also elect to defer payment of all (but not less than all) of the cash component of the annual retainer as DSUs under the Director Compensation Plan. Treatment of amounts deferred as DSUs is discussed below.

Meeting Fees, Committee Chair Retainers and Executive Committee Retainer

Under the Director Compensation Plan, each non-employee director will be paid for each Board or committee meeting he or she attends in person or by teleconference. The actual fee paid for attendance at meetings is determined each year by the Board. For 2007, non-employee directors will be paid $2,000 for each meeting attended.

In addition, committee chairs of the Audit Committee, the Management Organization and Compensation Committee and the Nominating and Governance Committee (and such other committees as the Board may establish from time to time) will be paid an annual fee for their respective service as a committee chair. The amount of the committee chair annual retainer is determined each year by the Board. For 2007, the committee chair fees are as follows: Audit Committee: $10,000; Management Organization and Compensation Committee, $7,500; Nominating and Governance Committee: $7,500. The committee chair annual retainers are paid in twelve (12) monthly installments following the close of the annual shareholders’ meeting. To the extent a director is first appointed as a committee chair during the year, he or she will receive a prorated payment of the committee chair annual retainer fee based on the number of days between the appointment date and the date of the next following annual shareholders’ meeting, with the prorated fee paid in equal monthly installments over the period between the date of appointment and the date of the next following annual shareholders’ meeting.

In addition, each non-employee director who is a member of the Executive Committee will be paid a supplemental annual retainer fee for his or her service on the Executive Committee. The amount of the Executive Committee annual retainer is determined each year by the Board. For 2007, the annual retainer is $2,000. The annual retainer for service on the Executive Committee is paid to each non-employee director serving on the Executive Committee at the close of the annual shareholders’ meeting. Non-employee directors who join the Executive Committee during the year will receive a prorated payment of the annual retainer based on the number of days between the appointment date and the date of the next following annual shareholders’ meeting.

Stock Options

Under the Director Compensation Plan, the Board may grant to each non-employee director an option to acquire shares of Crane Co. common stock, subject to terms, conditions and restrictions that the Board may establish. For 2007, the Board has determined that each non-employee director, other than Mr. Queenan, will be granted, as of the date of the annual shareholders’ meeting, an option to purchase 2,000 shares of stock. The exercise price for these options will be the fair market value of the stock, based on the closing market price on the date of grant. The 2007 option will have a term of 10 years and will vest ratably over four years from the date of grant. Mr. Queenan has elected to continue to participate in the Crane Co. Retirement Plan for Non-Employee Directors (see description on page 28), and therefore will not receive any stock option grants under the Director Compensation Plan.

Deferred Stock Units

As described above, under the Director Compensation Plan, each non-employee director will have fifty percent (50%) of his or her annual retainer deferred as DSUs. In addition, each non-employee director may elect to defer as DSUs all (but not less than all) of the remaining fifty percent (50%) of the annual retainer. The Board may grant additional DSUs to non-employee directors from time to time.

A DSU is a notional allocation under the Director Compensation Plan. Each DSU is equivalent in value to a share of Crane Co. common stock. DSUs vest on the first anniversary of the date they are deferred and will be forfeited if the director does not remain a director until the next Annual Meeting, except in the case of death, disability or change in control. Each non-employee director will be entitled to receive settlement of his or her DSUs in the form of Crane Co. common stock within twenty (20) days of the date he or she terminates Board service. As of the record date for the 2007 Annual Meeting the closing price of a share of Crane Co. common stock was $38.06.

Plan Benefits Table

This table shows the benefits and amounts that would be received by the non-employee directors as a group.

Name and Position	Cash Benefits		Stock Options
All non-employee directors as a group (ten persons)	$1,079,000	(1)	18,000

(1)	Directors will receive half of the annual retainer, and may elect to receive additional amounts, in Deferred Stock Units of equivalent value.

Term; Amendments

The Director Compensation Plan will become effective if it is approved by the shareholders at the 2007 Annual Meeting. The Board may amend, rescind or terminate the Director Compensation Plan at any time at its discretion, provided that:

(i) no change may be made in awards previously granted under the Plan that would impair the recipient’s rights without his or her consent, and

(ii) no amendment to the Plan may be made without approval of the shareholders if the effect of that amendment would be to (A) increase the number of shares reserved for issuance under the Plan (other than an increase solely to reflect a reorganization, stock split, merger, spinoff or similar transaction); (B) expand the types of awards available under the Plan; (C) materially change the eligibility requirements under the Plan; (D) change the method of determining the exercise price of Options granted under the Plan; or (E) materially revise the terms of the Plan in such a manner that shareholder approval would be required.

In addition, the Director Compensation Plan does not permit, and may not be amended to permit, the issuance of new options in exchange for the cancellation of outstanding options, or any other ‘‘repricing’’ practice, without the approval of shareholders.

Crane Co. does not anticipate granting any new awards under the 2000 Non-Employee Director Stock Compensation Plan between the record date for the 2007 Annual Meeting and the date of the Annual Meeting, which will be the effective date of the 2007 Non-Employee Director Stock Compensation Plan if it is approved by shareholders. In addition, if the 2007 Plan is approved, no further awards will be granted under the 2000 Plan.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR approval of the Crane Co. 2007 Non-Employee Director Compensation Plan. Approval of the plan requires the affirmative vote of a majority of the votes cast on this proposal at the meeting, provided that a majority of the votes entitled to be cast at the meeting are cast for or against the proposal. See Outstanding Shares and Required Votes, page 1.

SHAREHOLDER PROPOSAL REGARDING IMPLEMENTATION
OF THE MACBRlDE PRINCIPLES

The following proposal was submitted to Crane Co. by New York City Comptroller William C. Thompson, Jr. on behalf of the New York City Employees’ Retirement System (which held 77,567 shares of Crane Co. stock continuously from October 30, 2005 through October 30, 2006), the New York City Teachers’ Retirement System (60,425 shares), the New York City Police Pension Fund (25,421 shares), the New York City Fire Department Pension Fund (6,733 shares), and the New York City Board of Education Retirement System (2,475 shares). Mr. Thompson’s address is 1 Centre Street, New York, New York 10007-2341.

‘‘WHEREAS, Crane Company has a subsidiary in Northern Ireland;

WHEREAS, the securing of a lasting peace in Northern Ireland encourages us to promote means for establishing justice and equality;

WHEREAS, employment discrimination in Northern Ireland was cited by the International Commission of Jurists as being one of the major causes of sectarian strife;

WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

1.	Increasing the representation of individuals from underrepresented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

2.	Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

3.	The banning of provocative religious or political emblems from the workplace.

4.	All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups.

5.	Layoff, recall, and termination procedures should not, in practice, favor particular religious groupings.

6.	The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

7.	The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

8.	The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

9.	The appointment of a senior management staff member to oversee the company’s affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

RESOLVED: Shareholders request the Board of Directors to:

Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.’’

Supporting Statement of New York City Comptroller

We believe that our company benefits by hiring from the widest available talent pool. An employee’s ability to do the job should be the primary consideration in hiring and promotion decisions.

Implementation of the MacBride Principles by Crane Company will demonstrate its concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns.

Opposition Statement of the Board of Directors

The Board of Directors believes that Crane Co. benefits by hiring from the widest available talent pool and that an employee’s ability to do the job should be the primary consideration in hiring and promotion decisions, which is why Crane Co. has a long-standing policy of providing equal opportunity employment without regard to race, color, religion, sex, national origin, citizenship status, age, disability or marital status. Crane Co. has one subsidiary located in Northern Ireland, Crane Stockham Valve Limited (‘‘CSVL’’), and CSVL is subject to the same policy.

CSVL is subject to the Northern Ireland Fair Employment Act 1989, as amended and updated by the Fair Employment and Treatment (Northern Ireland) Order 1998 (the ‘‘Fair Employment Act’’), and the Code of Practice for the Promotion of Equality of Opportunity promulgated under the Fair Employment Act. The Fair Employment Act makes religious discrimination and preferential treatment in employment illegal, and requires CSVL to monitor its work force, submit annual returns and regularly review its employment procedures. The Fair Employment Act allows the Equality Commission for Northern Ireland (formerly the Fair Employment Commission) to oversee such regular reviews and provides for the imposition of penalties against employers who are found to have discriminated on the grounds of religious or political beliefs.

As an employer with more than ten employees in Northern Ireland, CSVL is registered under the Fair Employment Act, and thus works with the Equality Commission to further ensure that its employment procedures are not discriminatory. In addition, CSVL entered into a voluntary agreement with the Commission in October 1996 pursuant to which CSVL undertook a program of affirmative action regarding communication of equal opportunity policies and procedures, continuing to provide a working environment without intimidation or harassment, annual auditing of its employment practices and procedures and outreach measures to encourage applications from the Roman Catholic community.

In effect, Crane Co.’s policies and applicable laws endorse the same belief in equality of opportunity that is embodied in the MacBride Principles. However, the Board of Directors does not believe that it is advisable for Crane Co. to endorse or subscribe to the MacBride Principles as set forth in the proposed resolution. By adopting the MacBride Principles, CSVL would become unnecessarily accountable to two sets of similar but not identical fair employment guidelines, which would unnecessarily burden CSVL and its management in the conduct of CSVL’s business. In addition, the Board of Directors is concerned that implementation of a duplicate set of principles could lead to confusion, conflicts and, potentially, unfairness in the workplace. For the foregoing reasons, the Board of Directors believes that adoption of the MacBride Principles is not in the best interests of Crane Co. or its shareholders.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote AGAINST the Shareholder Proposal Regarding Implementation of the MacBride Principles.

MISCELLANEOUS

Solicitation of Proxies.    Crane Co. will bear all of the costs of the solicitation of proxies for use at the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, e-mail and fax by directors, officers and employees of Crane Co., who will undertake such activities without additional compensation. To aid in the solicitation of proxies, Crane Co. has retained The Proxy Advisory Group, LLC, which will receive a fee for its services of $8,500. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of the common stock held of record by such persons and entities and will be reimbursed for their reasonable expenses in forwarding such material.

Incorporation by Reference.    The Audit Committee Report on page 31 of this Proxy Statement shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not be deemed filed under those Acts, except to the extent that Crane Co. specifically incorporates any such matter in a filed document by reference.

Next Annual Meeting; Shareholder Proposals.    The By-Laws provide that the Annual Meeting of Shareholders will be held on the fourth Monday in April in each year unless otherwise determined by the Board of Directors. Appropriate proposals of security holders intended to be presented at the 2008 Annual Meeting must be received for inclusion in the proxy statement and form of proxy relating to that meeting on or before November 9, 2007. In addition, under the By-Laws, if security holders intend to nominate directors or present proposals at the 2008 Annual Meeting other than through inclusion of such proposals in the proxy materials for that meeting, then Crane Co. must receive notice of such nominations or proposals no earlier than December 25, 2007 and no later than January 24, 2008. If we do not receive notice by that date, then such proposals may not be presented at the 2008 Annual Meeting.

Shareholders who do not expect to attend in person are urged to sign, date and return the enclosed proxy in the envelope provided, or to use the internet address or the toll-free telephone number on the enclosed proxy card. In order to avoid unnecessary expense, we ask your cooperation in voting your proxy promptly, no matter how large or how small your holdings may be.

By Order of the Board of Directors,
AUGUSTUS I. DUPONT Secretary

March 9, 2007

APPENDIX A

CRANE CO.
2007 STOCK INCENTIVE PLAN

1.    PURPOSE AND ADOPTION OF THE PLAN

The purpose of the Crane Co. 2007 Stock Incentive Plan (as the same may be amended from time to time, the ‘‘Plan’’) is (i) to attract and retain key employees of Crane Co. (the ‘‘Company’’), and its Subsidiaries (as defined below) who are and will be contributing to the success of the business; (ii) to motivate and reward key employees who have made significant contributions to the success of the Company and encourage them to continue to give their best efforts to its future success; (iii) to provide competitive incentive compensation opportunities; and (iv) to further opportunities for stock ownership by such key employees in order to increase their proprietary interest in the Company and their personal interest in its continued success.

The Plan was approved by the Board of Directors of the Company (the ‘‘Board’’) on February         , 2007 and shall become effective upon approval by the stockholders of the Company (the ‘‘Effective Date’’). The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Award shall be granted after the date that is six years from the Effective Date.

2.    DEFINITIONS

For the purposes of this Plan, capitalized terms shall have the following meanings:

(a)     ‘‘Award’’ means any grant to a Participant of one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Section 6 and Restricted Shares and Restricted Share Units described in Section 8.

(b)    ‘‘Award Agreement’’ means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

(c)    ‘‘Beneficiary’’ means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant’s death.

(d)    ‘‘Board’’ shall have the meaning given to such term in Section 1.

(e)    ‘‘Change in Control’’ means the occurrence of one of the following: (i) a ‘‘person’’ (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the ‘‘beneficial owner’’ (as that term is defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding shares of the Common Stock calculated as provided in paragraph (d) of said Rule 13d-3; (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iii) the consummation of any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (iv) a majority of the members of the Board being replaced during any twelve (12) month period commencing on the Effective Date, by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment. In all respects, the definition of ‘‘Change in Control’’ shall be interpreted, and limited to the extent necessary, to comply with Section 409A of the Code, and the provisions of Treasury Notice 2005-1, Proposed Treasury Regulation Section 1.409A and any successor statute, regulation and guidance thereto.

(f)    ‘‘Code’’ means the Internal Revenue Code of 1986, as amended. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

(g)    ‘‘Committee’’ means the Management Organization and Compensation Committee of the Board or such other committee composed of at least three members of the Board as may be designated by the Board from time to time.

(h)    ‘‘Company’’ shall have the meaning given to such term in Section 1.

(i)    ‘‘Common Stock’’ means Common Stock, par value $1.00 per share, of the Company.

(j)    ‘‘Date of Grant’’ means the date as of which the Committee grants an Award. If the Committee contemplates an immediate grant to a Participant, the Date of Grant shall be the date of the Committee’s action. If the Committee contemplates a date on which the grant is to be made other than the date of the Committee’s action, the Date of Grant shall be the date so contemplated and set forth in or determinable from the records of action of the Committee; provided, however, that the Date of Grant shall not precede the date of the Committee’s action.

(k)    ‘‘Effective Date’’ shall have the meaning given to such term in Section 1.

(l)    ‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

(m)    ‘‘Fair Market Value’’ means, as of any applicable date, for all purposes in this Plan, the closing sales price of the Common Stock on the New York Stock Exchange-Composite Transactions Tape on that day, or if no sale of stock has been recorded on such day, then on the next preceding day on which a sale was so made. In the event the Common Stock is not admitted to trade on a securities exchange, the Fair Market Value as of any given date shall be as determined in good faith by the Committee.

(n)    ‘‘Incentive Stock Option’’ means a stock option within the meaning of Section 422 of the Code.

(o)    ‘‘Merger’’ means any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

(p)    ‘‘Non-Qualified Stock Option’’ means a stock option which is not an Incentive Stock Option.

(q)    ‘‘Options’’ means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

(r)    ‘‘Participant’’ means a person designated to receive an Award under the Plan in accordance with Section 5.

(s)    ‘‘Permanent Disability’’ means a physical or mental disability or infirmity that prevents the performance of a Participant’s services for the Company and its Subsidiaries lasting (or likely to last, based on competent medical evidence presented to the Committee) for a period of six months or longer. The Committee’s reasoned and good faith judgment of Permanent Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by such Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee.

(t)    ‘‘Plan’’ shall have the meaning given to such term in Section 1.

(u)    ‘‘Purchase Price,’’ with respect to Options, shall have the meaning set forth in Section 6(a).

(v)    ‘‘Restricted Shares’’ means Common Stock subject to restrictions imposed in connection with Awards granted under Section 8.

(w)    ‘‘Restricted Share Unit’’ means a notional bookkeeping entry representing the equivalent of a share of Common Stock, subject to restrictions imposed in connection with Awards granted under Section 8.

(x)    ‘‘Retirement’’ means a Participant’s retirement at or after age 65.

(y)    ‘‘Subsidiary’’ means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

3.    ADMINISTRATION

(a)    This Plan shall be administered by the Committee, which shall at all times be constituted to comply with the ‘‘outside director’’ requirements established from time to time under Section 162(m) of the Code, the ‘‘non-employee director’’ requirements established from time to time by rules or regulations of the Securities and Exchange Commission under Section 16 of the Exchange Act, and the ‘‘independent director’’ requirements established from time to time under the corporate governance rules of the New York Stock Exchange. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. Decisions of the Committee in connection with the administration of the Plan shall be final, conclusive and binding upon all parties, including the Company, its stockholders and the Participants.

(b)    The Committee may employ attorneys, consultants, accountants or other persons and the Committee and the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No Committee member shall receive compensation with respect to his or her services for the Committee except as may be authorized by the Board. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretations taken or made in good faith with respect to this Plan or Awards made hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

4.    SHARES

(a)    The total number of shares of Common Stock authorized to be issued under the Plan shall not exceed 3,000,000 shares; provided that no more than 500,000 shares of Common Stock shall be issued as Restricted Shares or Restricted Share Units that are settled in shares of Common Stock in accordance with Section 8(f)(ii). The number of shares available for issuance under the Plan shall be subject to adjustment in accordance with Section 9. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock which will have been reacquired by the Company, including shares purchased in the open market.

(b)    Subject to the provisions of Section 6(d), any shares subject to an Option granted under this Plan or any predecessor stock option plan of the Company that expires, is forfeited or is terminated for any reason shall continue to be available for future grants under this Plan.

(c)    Subject to the provisions of Sections 8(d) and 8(f), shares attributable to awards of Restricted Shares or Restricted Share Units (whether granted under this plan or any predecessor plan) that are forfeited or terminated for any reason prior to the date that the restrictions on such awards would otherwise have lapsed shall continue to be available for future grants under this Plan.

(d)    Restricted Share Units settled in cash in accordance with the terms of Section 8(f)(i) shall not be counted as shares of Common Stock for any purpose under the Plan.

5.    PARTICIPATION

Participants in the Plan shall be such key employees of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. For purposes of the Plan, ‘‘key employees’’ shall mean officers as well as other employees (including officers and other employees who are also directors of the Company or any Subsidiary) designated by the Committee in its discretion upon the recommendation of management, but shall not include any employee who, assuming the full exercise of such Option, would own more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary. Subject to adjustment in accordance with Section 9, the maximum Number of shares for which Awards may be granted under this Plan to any single individual in any calendar year shall not exceed 500,000 shares of Common Stock. Options under the Plan may be Incentive Stock

Options within the meaning of Section 422 of the Code or Non-Qualified Stock Options. Awards granted hereunder shall be evidenced by Award Agreements in such form as the Committee shall approve, which Agreements shall comply with and be subject to the terms and conditions of this Plan.

6.    GRANT AND EXERCISE OF STOCK OPTIONS

(a)    The purchase price of each share of Common Stock upon exercise of any Options granted under the Plan shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant (the ‘‘Purchase Price’’). Each Option shall have a stated term not to exceed six (6) years from the Date of Grant.

(b)    Each Option granted under this Plan shall be exercisable in whole or in part from time to time beginning from the Date of Grant, subject to the provision that an Option may not be exercised by the Participant, except as provided in Section 7, (i) more than 90 days after the termination of the Participant’s employment by the Company or a Subsidiary or later than the date of expiration of the term of the Option, or (ii) prior to the expiration of one year from the Date of Grant; provided further, that, unless otherwise determined by the Committee, the Option may not be exercised in excess of 25% of the total shares subject to such Option during the second year after the Date of Grant, 50% during the third year, 75% during the fourth year, and 100% thereafter.

(c)    The Purchase Price of the shares purchased upon the exercise of an Option shall be paid in full at the time of exercise in cash or, in whole or in part, by tendering (either actually or by attestation) shares of Common Stock; provided, however, any shares of Common Stock that are thereby tendered shall not become available for issuance for purposes of this Plan. The value of each share of Common Stock delivered in payment of all or part of the Purchase Price upon the exercise of an Option shall be the Fair Market Value of the Common Stock on the date the Option is exercised. Exercise of Options shall also be permitted, if approved by the Committee, in accordance with a cashless exercise program under which, if so instructed by a Participant, shares of Common Stock may be issued directly to the Participant’s broker or dealer upon receipt of an irrevocable written notice of exercise from the Participant.

(d)    The Committee, upon such terms and conditions as it shall deem appropriate, may (but shall not be obligated to) authorize on behalf of the Company the acceptance of the surrender of the right to exercise an Option or a portion thereof (but only to the extent and in the amounts that such Option shall then be exercisable) and the payment by the Company therefor of an amount equal to the excess of the Fair Market Value on the date of surrender of the shares of Common Stock covered by such Option or portion thereof over the aggregate option price of such shares and/or an amount equal to requisite tax or other withholdings. Such payment shall be made in shares of Common Stock (valued at such Fair Market Value) or in cash, or partly in cash and partly in shares of Common Stock, as the Committee shall determine. The shares of Common Stock covered by any Option or portion thereof, as to which the right to exercise shall have been so surrendered, shall not again be available for the purposes of this Plan.

(e)    Each Option granted under this Plan shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, Non-Qualified Stock Options may be transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for the benefit of such family members.

(f)    No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) that would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

(g)    The Company shall have the right to require a Participant to pay to the Company the cash amount of any taxes which the Company is required to withhold upon the exercise of an Option granted hereunder, provided that anything contained herein to the contrary notwithstanding, the Committee may, in accordance with such rules as it may adopt, accept shares of Common Stock received in connection with the exercise of the Option being taxed or otherwise previously acquired in satisfaction of any withholding requirements or tax liability arising from the exercise of such Option to the extent permitted by applicable law and regulations. The shares of Common Stock used to satisfy tax withholding obligations shall not again be available for the purposes of this Plan.

(h)    The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option prior to the time such Option would otherwise become exercisable under the terms of the Award Agreement.

7.    EXERCISE OF OPTIONS UPON TERMINATION OF EMPLOYMENT

(a)    Unless otherwise specified in an Award Agreement, if a Participant shall retire or shall cease to be employed by the Company or by a Subsidiary by reason of Permanent Disability or after a Change in Control, all Options theretofore granted to such Participant, whether or not previously exercisable, may be exercised in whole or in part, and/or the Committee may authorize the acceptance of the surrender of the right to exercise such Options or any portion thereof as provided in Section 6(d), at any time within 90 days after such Retirement, termination by reason of Permanent Disability, or termination after a Change in Control, but not after the expiration of the term of the Option.

(b)    Unless otherwise specified in an Award Agreement, if a Participant shall die while employed by the Company or by a Subsidiary or within 90 days of the cessation or termination of such employment under circumstances described in Section 7(a), all Options theretofore granted to such Participant, whether or not previously exercisable, may be exercised in whole or in part, and/or the Committee may authorize the acceptance of the surrender of the right to exercise such Options or any portion thereof as provided in Section 6(d), by the estate of such Participant (or by a person who shall have acquired the right to exercise such Option by bequest or inheritance), at any time within one year after the death of such Participant but not after the expiration of the term of the Option.

(c)    Unless otherwise specified in an Award Agreement, if a Participant’s employment is terminated for any reason other than death, disability or retirement or after a Change in Control, such Participant may exercise any Option in whole or in part, at any time within 90 days after such termination of employment, but only to the extent such Option is exercisable at the date of termination in accordance with Section 6(b). In no event may any Option be exercised after the expiration of the term of the Option.

8.    GRANT OF RESTRICTED SHARES AND RESTRICTED SHARE UNITS

(a)    The Committee may grant to any Participant an Award of Restricted Shares or Restricted Share Units on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares and Restricted Share Units intended to qualify for deductibility under the ‘‘performance-based’’ compensation exception contained in Section 162(m) of the Code, performance targets will include specified levels of one or more of the following (in absolute terms or relative to one or more other companies or indices): revenues, free cash flow, return on assets, operating income, return on investment, economic value added, return on stockholders’ equity, stock price appreciation, total share return, earnings before interest, taxes, depreciation and amortization, earnings per share and/or growth in earnings per share. The terms of any Restricted Share or Restricted Share Units Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

(b)    As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All shares of Common Stock covered by a Restricted Share Award under this Section 8 shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company or its designee, in physical or book entry form, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 8(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 8(d), free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.

(c)    Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 8(b), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholder of the Company with respect to all shares subject to a Restricted Share Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock or other securities distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 8(b).

(d)    Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 8(k), the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 8(m), the Company shall deliver (net of tax withholding) to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law. The shares of Common Stock used to satisfy tax withholding obligations shall not again be available for the purposes of this Plan.

(e)    As soon as practicable after the Date of Grant of a Restricted Share Unit Award by the Committee, the Company shall cause to be entered upon its books a notional account for the Participant’s benefit indicating the number of Restricted Share Units awarded, subject to forfeiture as of the Date of Grant if an Award Agreement with respect to the Restricted Share Units covered by the Award is not duly executed by the Participant and timely returned to the Company. Restricted Share Unit Awards under this Section 8 shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants.

(f)    Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 8(k), the restrictions applicable to the Restricted Share Units shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 8(m), the Company shall deliver (net of tax withholdings) to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, either (i) a cash payment equal to the number of Restricted Share Units as to which such restrictions have lapsed multiplied by the Fair Market Value of a share of Common Stock as of the date the restrictions lapsed, or, (ii) solely in the Committee’s discretion, one or more share certificates registered in the name of the Participant, for the appropriate number of shares of Common Stock, free of all restrictions, except for any restrictions that may be imposed by law. If the Committee elects to settle Restricted Share Units in Common Stock, shares of Common Stock used to satisfy tax withholding obligations shall not again be available for the purposes of this Plan.

(g)    None of the Restricted Shares or Restricted Share Units may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

(h)    A Participant’s Restricted Share or Restricted Share Unit Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services.

(i)    The Committee will have the discretion, as to any Restricted Share or Restricted Share Unit Award, to award a separate cash amount, payable to the Participant at the time when the forfeiture restrictions on the Award lapse, or at such earlier time as the Participant may elect to be taxed with respect to Restricted Shares, equal to (i) the federal income tax and the Section 4999 golden parachute excise tax, if any, payable with respect to the lapse of such restrictions or with respect to such election, divided by (ii) one (1) minus the total effective federal income and excise tax rate applicable as a result of the lapse of such restrictions or a result of such election.

(j)    Subject to Sections 8(k) and 8(l), Restricted Shares shall be forfeited and returned to the Company, and Restricted Share Units shall be forfeited, and all rights of the Participant with respect to such Restricted Shares or Restricted Share Units shall terminate unless the Participant continues in the service of the Company or a Subsidiary until the expiration of the forfeiture period for such Restricted Share or Restricted Share Unit Award and satisfied any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share or Restricted Share Unit Award.

(k)    Notwithstanding anything contained in this Section 8 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares or Restricted Share Units) as the Committee shall deem appropriate.

(l)    Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to the Restricted Share and Restricted Share Unit Award shall terminate fully and the Participant shall immediately have the right to the delivery of share certificates or cash, as the case may be, in accordance with Section 8(d) or 8(f), as applicable.

(m)    The Company shall have the right to offset against any cash or share settlement with respect to, or require a Participant to pay to the Company the cash amount of, any taxes which the Company is required to withhold with respect to any amount payable and/or shares issuable under such Participant’s Award under this Section 8. The Company may defer payment of cash or issuance of shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines.

9.    ADJUSTMENTS TO REFLECT CAPITAL CHANGES

In the event that there is an increase in the number of issued shares of the Common Stock by reason of any stock dividend, stock split, recapitalization or other similar event, the total number of shares available for Awards under the Plan, the maximum number of shares for which Awards may be granted to any single individual in any calendar year and the number of shares remaining subject to purchase under each outstanding Option shall be increased and the Purchase Price per share of such outstanding Options shall be decreased, in proportion to such increase in issued shares. Conversely, in case the issued shares of Common Stock shall be combined into a smaller number of shares, the total number of shares available for Awards under the Plan, the maximum number of shares for which Awards may be granted to any single individual in any calendar year and the number of shares remaining subject to purchase under each outstanding Option shall be decreased and the Purchase Price per share of such outstanding Options shall be increased, in proportion to such decrease in issued shares. In the event of any Merger, the Committee shall make such adjustment in the shares available for Awards under the Plan, the maximum number of shares for which Awards may be granted to any single individual in any calendar year and the shares subject to outstanding Awards and the Purchase Price thereof, if applicable, as the Committee, in its sole discretion, deems appropriate. In the event of an exchange of Common Stock, or other securities of the Company convertible into Common Stock, for the stock or securities of another corporation, the Committee may, in its sole discretion, equitably substitute such new stock or securities for a portion or all of the shares of Common Stock subject to outstanding Awards.

10.    AMENDMENT AND TERMINATION

This Plan may be amended or terminated at any time by the Board except with respect to any Awards then outstanding, and any Award granted under this Plan may be terminated at any time with the consent of the Participant. The Board may make such changes in and additions to this Plan as it may deem proper and in the best interest of the Company; provided, however, that no such action shall, without the consent of the Participant, materially impair any Award theretofore granted under this Plan; and provided, further, that no such action shall be taken without the approval of the stockholders of the Company if such stockholder approval is required under applicable law or the rules of the New York Stock Exchange. Without limiting the foregoing, this Plan does not permit, and may not be amended to permit, the issuance of new Awards in exchange for the cancellation of outstanding Awards or any other practice deemed to be ‘‘repricing,’’ including without limitation the Company’s purchase of Options as to which the Purchase Price exceeds the Fair Market Value of the Common Stock underlying the Option, without the approval of the stockholders of the Company. Notwithstanding anything contained herein, the Board may amend or revise this Plan to comply with applicable laws or governmental regulations.

11.    GENERAL PROVISIONS

(a)    Each Option granted under this Plan shall be evidenced by a written Award Agreement containing such terms and conditions as the Committee may require, and no person shall have any rights under any Award granted under this Plan unless and until such Award Agreement has been executed and delivered by the Participant and the Company.

(b)    In the event of any conflict between the terms of this Plan and any provision of any Award Agreement, the terms of this Plan shall be controlling.

(c)    No Participant or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its Subsidiaries. Unless otherwise agreed by contract, the Company reserves the right to terminate its employment relationship with any person at any time and for any reason.

(d)    Income realized as a result of a grant or an exercise of any Award under this Plan shall not be included in the Participant’s earnings for the purpose of any benefit plan in which the Participant may be enrolled or for which the Participant may become eligible unless otherwise specifically provided for in such plan.

(e)    The obligation of the Company to sell and deliver shares of Common Stock with respect to any Award granted hereunder shall be subject to, as deemed necessary or appropriate by counsel for the Company, (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and (ii) the condition that such shares shall have been duly listed on such stock exchanges as the Common Stock is then listed.

(f)    Anything in this Plan to the contrary notwithstanding, it is expressly agreed and understood that if any one or more provisions of this Plan shall be illegal or invalid such illegality or invalidity shall not invalidate this Plan or any other provisions thereof, but this Plan shall be effective in all respects as though the illegal or invalid provisions had not been included.

(g)    All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware, other than the conflict of laws provisions thereof, and construed in accordance therewith.

APPENDIX B

CRANE CO. 2007 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

1.    Purpose.

The purpose of this Crane Co. 2007 Non-Employee Director Compensation Plan (the ‘‘Plan’’) is to attract and retain well-qualified persons for service as directors of Crane Co. (the ‘‘Company’’), by providing non-employee directors of the Company with compensation in connection with their service to the Company through the payment of annual retainer, meeting and other cash fees, and by providing for the grant of equity and equity-like interests in the Company, thereby increasing their proprietary interest in the Company and their personal interest in the Company’s continued success. This Plan supersedes the The Crane Co. 2000 Non-Employee Director Stock Compensation Plan, which Plan shall remain applicable to awards granted thereunder prior to the Effective Date of this Plan.

2.    Definitions.

(a)    ‘‘Affiliate’’ means a subsidiary, division or affiliate of the Company, as determined in accordance with Code Sections 414(b), (c) or (m).

(b)    ‘‘Audit Committee’’ means the Audit Committee of the Board.

(c)    ‘‘Board’’ means the Board of Directors of the Company.

(d)    ‘‘Change in Control’’ shall mean the occurrence of one of the following: (i) a ‘‘person’’ (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’)) becoming the ‘‘beneficial owner’’ (as that term is defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding shares of the Company’s Common Stock calculated as provided in paragraph (d) of said Rule 13d-3; (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iii) the consummation of any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (iv) a majority of the members of the Board being replaced during any twelve (12) month period commencing on the Effective Date, by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment. In all respects, the definition of ‘‘Change in Control’’ shall be interpreted, and limited to the extent necessary, to comply with Code Section 409A, and the provisions of Treasury Notice 2005-1, Proposed Treasury Regulation Section 1.409A and any successor statute, regulation and guidance thereto.

(e)    ‘‘Code’’ means the United States Internal Revenue Code of 1986, as amended.

(f)    ‘‘Committee Chair’’ means the individual who chairs a committee or a sub-committee of the Board to which the Board has delegated authority with respect to certain functions, including the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and any other committee or sub-committee established by the Board.

(g)    ‘‘Common Stock’’ means a share of the Company’s common stock, par value $1.00 per share.

(h)    ‘‘Company’’ means Crane Co., a Delaware corporation, and any successor to all or substantially all of its assets or business.

(i)    ‘‘Compensation Committee’’ means the Management Organization and Compensation Committee of the Board.

(j)    ‘‘Deferred Stock Unit’’ or ‘‘DSU’’ means a notional bookkeeping entry representing the equivalent of a share of Common Stock, which is deferred in accordance with the terms and conditions of this Plan, and represents the Company’s obligation to issue one share of Common Stock in accordance with the terms and conditions of this Plan.

(k)    ‘‘Disability’’ means a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. A determination of Disability shall be made in good faith by a majority vote of the Compensation Committee, based solely on the opinion of one or more physicians chosen by the Compensation Committee.

(l)      ‘‘Effective Date’’ of the Plan is April 23, 2007.

(m)    ‘‘Executive Committee’’ means the Executive Committee of the Board.

(n)    ‘‘Fair Market Value’’ means, as of any applicable date, the closing sales price of the Common Stock on the New York Stock Exchange-Composite Transactions Tape on such date, or, if no sale of Common Stock has been recorded on such date, then on the next preceding date on which a sale was so made. In the event the Common Stock is not admitted to trade on a securities exchange, the Fair Market Value as of any given date shall be as determined in good faith by the Board.

(o)    ‘‘Nominating and Governance Committee’’ means the Nominating and Governance Committee of the Board.

(p)    ‘‘Non-Employee Director’’ means a member of the Board who is not an employee of the Company or any Affiliate of the Company.

(q)    ‘‘Option’’ means an option to purchase shares of Common Stock.

(r)    ‘‘Participant’’ means a Non-Employee Director of the Company who is eligible to participate in the Plan under Section 4(a) hereof.

(s)    ‘‘Plan’’ means this Crane Co. 2007 Non-Employee Director Compensation Plan.

(t)    ‘‘Separate from Service’’ means a Participant ceasing to be a member of the Board for any reason, determined in accordance with Code Section 409A and the guidance issued thereunder, including Proposed Treasury Regulation Section 1.409A-1(h) (or any successor rule or regulation thereto).

3.    Administration.

Responsibility and authority to administer and interpret the provisions of this Plan shall be conferred upon the Compensation Committee. The Compensation Committee shall record its proceedings under this Plan. The Compensation Committee may employ attorneys, consultants, accountants or other persons, and the Compensation Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Compensation Committee shall be paid by the Company. The Compensation Committee acts under this Plan in accordance with the authority granted to it under the Company’s Charter for the Management Organization and Compensation Committee (the ‘‘Charter’’). Actions taken under the Plan that are described herein as actions by the Compensation Committee under the terms of the Plan, but which require Board approval under the Charter, shall be deemed to include, for purposes of the Plan, such action by the Board. All actions taken and all interpretations and determinations made by the Compensation Committee in good faith shall be final and binding upon all Participants who have received awards, the Company and other interested persons. No member of the Compensation Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to this Plan or awards made hereunder, and all members of the Compensation Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

4.    Eligibility; Stock Subject to Plan.

(a)    All Non-Employee Directors of the Company shall be Participants in this Plan, provided that any director who is age 65 or older on the Effective Date and who elected, prior to the Effective Date, to continue his participation in the Crane Co. Retirement Plan for Non-Employee Directors, shall not be eligible to receive any stock option grants under this Plan.

(b)    The total number of shares initially authorized to be issued under this Plan shall be 150,000 shares of Common Stock. The number of shares available for issuance under the Plan shall be subject to adjustment in accordance with Section 8 hereof. Such shares shall be made available, at the discretion of the Board, either from the authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares purchased in the open market. Subject to the provisions of Section 5(d), any shares subject to an Option granted under this Plan that expire, are forfeited or are terminated for any reason without having been exercised in full, shall continue to be available for future grants under this Plan.

5.    Stock Options.

(a)    Upon review of the Compensation Committee’s recommendations from time to time with respect to the compensation of Non-Employee Directors, the Board may grant to any Participant an Option award on such terms, conditions and restrictions as the Board shall establish. The terms of any Option award granted under this Plan shall be set forth in an award agreement which shall contain provisions determined by the Board and not inconsistent with this Plan.

(b)    Each Option granted under this Plan shall be exercisable in whole or in part from time to time beginning from the date the Option is granted, and may be subject to certain vesting and early termination provisions as set forth in the applicable award agreement; provided, however, an Option may not be exercised by the optionee more than ten (10) years from the date the Option is granted.

(c)    The purchase price of each share of Common Stock upon exercise of any Option granted hereunder shall not be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted. The purchase price of the shares purchased upon the exercise of an Option shall be paid in full at the time of exercise in cash or in whole or in part by tendering (either actually or by attestation) shares of Common Stock; provided, however, any shares of Common Stock that are thereby tendered shall not become available for issuance for purposes of this Plan. The value of each share of Common Stock delivered in payment of all or part of the purchase price upon the exercise of an Option shall be the Fair Market Value of the Common Stock on the date the Option is exercised. Exercise of Options shall also be permitted, if approved by the Board, in accordance with a cashless exercise program under which, if so instructed by an optionee, shares of Common Stock may be issued directly to the optionee’s broker or dealer upon receipt of an irrevocable written notice of exercise from the optionee.

(d)    The Board, upon such terms and conditions as it shall deem appropriate, may (but shall not be obligated to) authorize on behalf of the Company the acceptance of the surrender of the right to exercise an Option or a portion thereof (but only to the extent and in the amounts that such Option shall then be exercisable) and the payment by the Company therefor of an amount equal to the excess of the Fair Market Value on the date of surrender of the shares of Common Stock covered by such Option or portion thereof over the aggregate option price of such shares. Such payment shall be made in shares of Common Stock (valued at such Fair Market Value) or in cash, or partly in cash and partly in shares of Common Stock, as the Board shall determine. The shares of Common Stock covered by any Option or portion thereof, as to which the right to exercise shall have been so surrendered, shall not again be available for the purposes of this Plan.

(e)    Each Option granted under this Plan shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the optionee’s lifetime, only by the optionee. Notwithstanding the foregoing, Options may be transferable, without payment of consideration, to immediate family members of the optionee or to trusts or partnerships for the benefit of such family members.

(f)    The Board, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the date of grant, to permit the exercise of any Option prior to the time such Option would otherwise become exercisable under the terms of the applicable award agreement.

6.    Board and Committee Retainers, Meeting Fees and Committee Chair Fees.

(a)    Board Retainers.

(i)    Each Participant shall receive an annual retainer, in an amount fixed from time to time by the Board (after consideration of the Compensation Committee’s recommendations), which amount shall initially be equal to Seventy-Five Thousand Dollars ($75,000). Fifty percent (50%) of each annual retainer shall be payable in cash, and fifty percent (50%) of each retainer shall be delivered in Deferred Stock Units to be credited to the Participant’s account established in Section 7, and subject to the terms and conditions set forth in Section 7.

(ii)    The annual retainer payments set forth above shall be payable (or credited, as applicable) at the close of the Company’s annual stockholders’ meeting each year; provided, however, to the extent a Participant is first appointed to the Board as a Non-Employee Director after the Effective Date, but at a time other than the Company’s annual stockholders’ meeting, then such Participant shall be entitled to a prorated portion of the annual retainer determined under this Section 6(a), based on the number of days between the date of appointment and the date of the next following annual stockholders’ meeting of the Company, and such prorated retainer will be paid to such Participant immediately following the date of appointment.

(iii)    Notwithstanding the foregoing, in lieu of receiving the cash portion of the annual retainer as set forth above, each Participant may elect (on forms furnished by the Compensation Committee) to defer all (but not less than all) of the cash portion of the annual retainer in the form of Deferred Stock Units to be credited to the Participant’s account established in Section 7, and subject to the terms and conditions set forth in Section 7; provided, however, any such election will only be effective with respect to the annual retainers to which the Participant may be entitled in calendar years following the calendar year in which such election is made and timely delivered to the Compensation Committee. Any change or revocation of an election hereunder shall only be effective for annual retainers to which the Participant may be entitled in calendar years following the calendar year in which the election change or revocation is made and timely delivered to the Compensation Committee; provided, however, any election change with respect to the timing of payment will be subject to the provisions set forth in Section 7(c)(ii).

(b)    Meeting Fees.

Each Participant shall receive a cash payment, in an amount fixed from time to time by the Board (after consideration of the Compensation Committee’s recommendations), for each Board meeting and Board committee meeting that the Participant attends (in person, or, if approved by the Board, by teleconference), payable in cash within five (5) business days following the end of the month in which such meeting occurred.

(c)    Committee Chair Fees and Supplemental Committee Retainers.

(i)    In addition to the benefits otherwise set forth in this Section 6, each of the Committee Chairs of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee (and such other committees as the Board may establish from time to time) shall be paid an annual fee for serving as a Committee Chair, in such amounts fixed from time to time by the Board (after consideration of the Compensation Committee’s recommendations). The annual Committee Chair fees shall be payable in cash in equal monthly installments over the twelve (12) month period following the close of the Company’s annual stockholders’ meeting each year; provided, however, to the extent a Participant is first appointed as Committee Chair after the Effective Date, but at a time other than the Company’s annual stockholders’ meeting, then such Participant shall be entitled to a prorated portion of the annual Committee Chair fee determined under this Section 6(c)(i), based on the number of days between the date of appointment and the date of the next following annual stockholders’ meeting of the Company, and such prorated fee will be paid to such Participant in equal monthly installments over the period between the date of appointment and the date of the next following annual stockholders’ meeting of the Company.

(ii)    In addition to the benefits otherwise set forth in this Section 6, each member of the Executive Committee shall be paid a supplemental retainer fee, in such amount fixed from time to time by the Board (after consideration of the Compensation Committee’s recommendations). The supplemental Executive Committee retainer fees shall be payable in cash at the close of the Company’s annual stockholders’ meeting each year; provided, however, to the extent a Participant is first appointed to the Executive Committee after the Effective Date, but at a time other than the Company’s annual stockholders’ meeting, then such Participant shall be entitled to a prorated portion of the supplemental Executive Committee retainer fee determined under this Section 6(c)(ii), based on the number of days between the date of appointment and the date of the next following annual stockholders’ meeting of the Company, and such prorated fee will be paid to such Participant immediately following the date of appointment.

7.    Deferred Stock Units.

(a)    Accounts.    The Company shall establish a bookkeeping account for each Participant. The bookkeeping account for each Participant shall be credited with DSUs in accordance with this Section 7.

(b)    Credits.    The bookkeeping account of each Participant who serves as an eligible Non-Employee Director at the close of each annual stockholders’ meeting of the Company shall be credited with the number of DSUs with an aggregate Fair Market Value as of the date of grant equal to 50% of the annual retainer fee described in Section 6(a)(i), rounded to the nearest number of whole DSUs. In addition, in accordance with and subject to the terms and conditions set forth in Section 6(a)(iii), upon proper and timely election by a Participant, the bookkeeping account of the Participant shall be credited from time to time with the number of DSUs having an aggregate Fair Market Value that equals the dollar amount that the Participant elects to defer into DSUs in accordance with Section 6(a)(iii), rounded to the nearest number of whole DSUs. All such credits shall be deemed to be made (and DSUs granted) on the date of the Company’s annual stockholders’ meeting each year.

In addition, upon review of the Compensation Committee’s recommendations with respect to the compensation of Non-Employee Directors, the Board reserves the right, in its sole discretion, to grant additional DSUs to any Participant from time to time to recognize and reward such Participant for the Participant’s contributions to the Company, and any such additional DSUs shall be credited to the Participant’s account hereunder upon the date of grant.

Each DSU credit under this Section 7 shall be accounted for separately, and each such credit shall vest in full on the first anniversary of the date of grant, provided, however, all DSUs under this Section 7 shall become fully vested upon the death or Disability of a Participant, or upon a Change in Control. In addition, when a Participant Separates from Service with the Board for any reason or no reason (other than the Participant’s death or Disability, or a Change in Control), to the extent any DSUs in the Participant’s account hereunder are not fully vested, the Board reserves the right to accelerate the vesting of such DSUs in its sole discretion.

(c)    Settlement.

(i)    Only to the extent vested under the terms of this Plan at the time of distribution pursuant to this Section 7(c), at the time the Participant Separates from Service with the Board, all the Participant’s vested DSUs shall be distributed as shares of Common Stock equal to the number of vested DSUs in the Participant’s account hereunder. Distribution of shares under this Section 7(c)(i) shall be made within twenty (20) business days following the date the Participant Separates from Service with the Board, subject to compliance with Section 10(c) hereof. The unvested portion of a Participant’s account at the time such Participant Separates from Service with the Board shall be forfeited by the Participant for all purposes.

(ii)    Notwithstanding the foregoing, participants may elect to defer settlement of DSUs, but only if the Participant makes such election (on forms furnished by the Compensation Committee) at least twelve (12) months prior to the date the Participant Separates from Service with the Board, and distribution of the Participant’s account under this Section 7(c) is deferred for at least five (5) years following the date the Participant would otherwise be entitled to a distribution of the Participant’s account hereunder.

(d)    Voting and Dividend Rights.    Participants shall have no voting rights as stockholders of the Company with respect to DSUs. However, each Participant shall have credited to his or her account under this Plan an amount equal to the per-share dividend paid to the shareholders of the Company, as and when such dividends may be paid, for each DSU held by the Participant. Dividend amounts credited hereunder shall be distributed to the Participant as and when DSUs are settled under Section 7(c) above.

8.    Adjustments to Reflect Capital Changes.

In the event that there is an increase in the number of issued shares of the Common Stock by reason of any stock dividend, stock split, recapitalization or other similar event, the total number of shares available for issuance hereunder, the number of DSUs then-credited to each Participant’s account, and the number of shares remaining subject to purchase under each outstanding Option shall be increased, and the price per share of such outstanding Options shall be decreased, in proportion to such increase in issued shares. Conversely, in case the issued shares of Common Stock shall be combined into a smaller number of shares, the total number of shares available for issuance hereunder, the number of DSUs then-credited to each Participant’s account, and the number of shares remaining subject to purchase under each outstanding Option shall be decreased, and the price per share of such outstanding Options shall be increased, in proportion to such decrease in issued shares. In the event of any merger, consolidation, reorganization or liquidation in part or in whole, the Compensation Committee will make such adjustment in the shares available for issuance hereunder, the number of DSUs then-credited to each Participant’s account, and the shares subject to outstanding Options and the price thereof as the Compensation Committee, in its sole discretion, deems appropriate. In the event of an exchange of Common Stock, or other securities of the Company convertible into Common Stock, for the stock or securities of another corporation, the Compensation Committee will equitably substitute such new stock or securities for a portion or all of the shares of Common Stock subject to outstanding Options, and make similar equitable changes with respect to the DSUs then-credited to the Participants’ accounts, as it deems appropriate.

9.    Term, Amendment and Termination.

(a)    This Plan shall be submitted to the stockholders of the Company at the Company annual stockholders’ meeting in 2007, and, if approved by the stockholders, shall become effective on the date of such meeting.

(b)    The Board may at any time amend, rescind or terminate this Plan, as it shall deem advisable from time to time; provided, however, that (i) no change may be made in awards theretofore granted under this Plan which would impair a Participant’s rights without his or her consent, and (ii) no amendment to this Plan shall be made without approval of the Company’s stockholders if the effect of such amendment would be to (A) increase the number of shares reserved for issuance hereunder (other than an increase solely to reflect a reorganization, stock split, merger, spinoff or similar transaction); (B) expand the types of awards available under the Plan; (C) materially change the eligibility requirements under Section 4 hereof; (D) change the method of determining the exercise price of Options granted under the Plan under Section 5(c) hereof; or (E) materially revise the terms of the Plan in such a manner that stockholder approval is required by the securities exchange on which the Common Stock is listed. In addition, this Plan does not permit, and may not be amended to permit, the issuance of new Options in exchange for the cancellation of outstanding Options or any other practice deemed to be ‘‘repricing,’’ including the Company’s purchase of Options as to which the purchase price for the Option exceeds the Fair Market Value of the Common Stock underlying the Option, without the approval of the stockholders of the Company.

10.    General Provisions.

(a)    Controlling Provisions.    In the event of any conflict between the terms of this Plan and any provision of any award agreement, the terms of this Plan shall be controlling.

(b)    Limitation of Rights.    Neither this Plan nor any action taken hereunder shall be construed as giving any director any right to serve as a director or in any other capacity for the Company or any of its Affiliates.

(c)    Securities Law Limitations.    The obligation of the Company to sell and deliver shares of Common Stock (whether pursuant to the exercise of an Option or the settlement of DSUs) hereunder shall be subject to, as deemed necessary or appropriate by counsel for the Company, (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and (ii) the condition that such shares shall have been duly listed on such stock exchanges as the Common Stock is then listed.

(d)    Notices.    All notices, elections, requests, demands and all other communications required or permitted by the Compensation Committee, the Company or a Participant under the Plan must be in writing and will be deemed to have been duly given when delivered personally, or received by certified or registered mail, return receipt requested, postage prepaid, at the address of the receiving party. For purposes of this provision, the Company’s and the Compensation Committee’s address shall be the Company’s principal offices, and all notices, elections, requests, demands and all other communications shall be sent to the attention of the Company’s Chief Financial Officer, and all notices, elections, requests, demands and all other communications sent to a Participant shall be sent to the Participant’s last known address as reflected in the Company’s personnel records from time to time.

(e)    Severability.    Anything in this Plan to the contrary notwithstanding, it is expressly agreed and understood that if any one or more provisions of this Plan shall be held illegal or invalid, such illegality or invalidity shall not invalidate this Plan or any other provisions thereof, but this Plan shall be effective in all respects as though the illegal or invalid provisions had not been included.

(f)    Governing Law.    All determinations made and actions taken pursuant to this Plan shall be governed by the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

(g)    Funding.    The Company shall not be required to fund or otherwise segregate assets to be used for the benefits payable pursuant to the Plan. All credited amounts hereunder in the form of DSUs shall remain the assets of the Company, subject to the claims of its general creditors. Any distribution hereunder shall be considered payment by the Company and shall discharge the Company of any further liability under the Plan.

(h)    Tax Responsibilities; No Tax Warranties.    Each Participant shall be solely responsible for the payment of all federal, state, local and other taxes that may be imposed on the Participant in connection with the benefits payable under this Plan. The Company makes no warranties regarding the tax treatment to any Participant of any benefits or payments made pursuant to this Plan, including, but not limited to, by operation of Code Section 409A, or any successor statute, regulation and guidance thereto. Each Participant will hold the Company, its Affiliates, and their respective officers, directors, employees, agents and advisors harmless from any liability resulting from any tax position taken by the Company in good faith in connection with this Plan.

(i)    Beneficiary Designation.    A Participant may designate one or more primary beneficiaries or alternative beneficiaries to receive all or a specified part of his or her benefits under the Plan after the Participant’s death, and the Participant may change or revoke any such designation from time to time. No such designation, change or revocation is effective unless executed by the Participant and received by the Compensation Committee during the Participant’s lifetime. If a Participant (i) fails to designate a beneficiary, (ii) revokes a beneficiary designation without naming another beneficiary, or (iii) designates one or more beneficiaries none of whom survives the Participant, for all or any portion of the benefits under the Plan, such benefits or portion thereof will be payable to the Participant’s surviving spouse or, if the Participant is not survived by a spouse, to the representative of the Participant’s estate.

(j)    Incapacity.    If a Participant or any beneficiary entitled to receive a payment under this Plan is, in the judgment of the Compensation Committee, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Company may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Company: (i) the Participant’s designated beneficiary under Section 1o(i) (in the case of the Participant’s incapacity); (ii) the institution maintaining the Participant or the beneficiary; (iii) a custodian under the Uniform Transfers to Minors Act of any state (in the case of the incapacity of a beneficiary); or (iv) the Participant’s or his or her beneficiary’s spouse, children, parents or other relatives by blood or marriage. The Company is not required to ensure the proper application of any payment so made, and any such payment completely discharges all claims under this Plan against the Company to the extent of the payment.

(k)    Awards Counted as Stock for Company Ownership Guidelines.    All vested DSU awards granted hereunder shall be included by the Company for purposes of determining the extent to which a Participant has met the Company’s Common Stock ownership guidelines for directors.

CRANE

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MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
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000000000.000000 ext 000000000.000000 ext
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000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 9:00 a.m., Eastern Time, on April 23, 2007.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

123456 C0123456789 12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.

Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - K.E. Dykstra (term expiring 2010)	☐	☐	02 - R.S. Forté (term expiring 2010)	☐	☐	03 - W.E. Lipner (term expiring 2010)	☐	☐
04 - J.L.L. Tullis (term expiring 2010)	☐	☐	05 - P.R. Lochner (term expiring 2008)	☐	☐			

+

B Issues — The Board of Directors recommends a vote FOR proposals 2-4 and AGAINST proposal 5.

	For	Against	Abstain		For	Against	Abstain
2. Approval of Deloitte & Touche LLP as independent auditors for the Company for 2007	☐	☐	☐	3. Approval of 2007 Stock Incentive Plan	☐	☐	☐
4. Approval of 2007 Non-Employee Director Compensation Plan	☐	☐	☐	5. Approval of shareholder proposal concerning adoption of the MacBride Principles	☐	☐	☐

C Non-Voting Items

Change of Address — Please print new address below.

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

5 4 A V 0 1 2 4 4 8 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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<STOCK#> 00OMDC

INVESTOR INFORMATION

Visit our web site at **www.craneco.com** where you will find detailed information about the Company, its component businesses and its stock performance. All of this information, including annual reports, SEC filings, earnings, news and dividend releases, can be bookmarked, printed or downloaded from this site.

You may automatically receive e-mail notification of Crane Co. news, the Company's SEC filings, and Crane's daily closing stock price by clicking "Email Alert Signup" at **www.craneco.com**. Once your name has been added to our distribution list, the Company will automatically e-mail you news and information as it is released.

You may also listen to all earnings releases, dividend releases, corporate news and other important announcements 24 hours a day, seven days a week, on demand by dialing our Crane Co. Shareholder Direct Information Line toll-free at 1-888-CRANE-CR (1-888-272-6327).

ELECTRONIC DELIVERY OF ANNUAL REPORT AND PROXY MATERIALS

Most shareholders can elect to view proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a registered shareholder and wish to consent to electronic delivery of annual reports and proxy statements, you may register your authorization at **www.econsent.com/cr**. You will be required to provide your social security number, e-mail address and account number.

You can locate your account number on your stock certificate, dividend check or plan statement.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CRANE

Proxy — Crane Co.

Annual Meeting of Shareholders April 23, 2007
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned does hereby appoint and constitute R. S. Evans, E.C. Fast and A.I duPont and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors' recommendations, all shares of Crane Co. held of record by the undersigned at the close of business on February 28, 2007 at the Annual Meeting of Shareholders of Crane Co. to be held in the Elm Meeting Room of The Westin Stamford, One First Stamford Place, Stamford, Connecticut on Monday, April 23, 2007 at 10:00 a.m., Eastern Daylight Time, or at any adjournment thereof, with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may come before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card or use the toll-free telephone number or Internet web site on the reverse side.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all nominees and FOR Proposals 2, 3 and 4 and AGAINST Proposal 5.

CRANE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.

Election of Directors:

Nominee	For	Withhold
01 - K.E. Dykstra (term expiring 2010)	☐	☐
02 - R.S. Forté (term expiring 2010)	☐	☐
03 - W.E. Lipner (term expiring 2010)	☐	☐
04 - J.L.L. Tullis (term expiring 2010)	☐	☐
05 - P.R. Lochner (term expiring 2008)	☐	☐

+

B Issues — The Board of Directors recommends a vote FOR proposals 2-4 and AGAINST proposal 5.

Proposal	For	Against	Abstain
2. Approval of Deloitte & Touche LLP as independent auditors for the Company for 2007	☐	☐	☐
3. Approval of 2007 Stock Incentive Plan	☐	☐	☐
4. Approval of 2007 Non-Employee Director Compensation Plan	☐	☐	☐
5. Approval of shareholder proposal concerning adoption of the MacBride Principles	☐	☐	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1UPX 0124482

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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<STOCK#> 00OMEB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CRANE

Proxy — Crane Co.

Annual Meeting of Shareholders April 23, 2007
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned does hereby appoint and constitute R. S. Evans, E.C. Fast and A.I duPont and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors' recommendations, all shares of Crane Co. held of record by the undersigned at the close of business on February 28, 2007 at the Annual Meeting of Shareholders of Crane Co. to be held in the Elm Meeting Room of The Westin Stamford, One First Stamford Place, Stamford, Connecticut on Monday, April 23, 2007 at 10:00 a.m., Eastern Daylight Time, or at any adjournment thereof, with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may come before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all nominees and FOR Proposals 2, 3 and 4 and AGAINST Proposal 5.